     As filed with the Securities and Exchange Commission on March 13, 1998

                                                       Registration No. 33-88270


                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549
                            ______________________________
                                    POST-EFFECTIVE
                                  AMENDMENT NO. 1 TO
                                      FORM SB-2
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
                          DECLARED EFFECTIVE OCTOBER 17, 1997
                           ________________________________
                             SCHUYLKILL ENTERPRISES, INC.
                (Exact name of registrant as specified in its charter)
                           ________________________________


      Delaware             6770                  23-2751054
(State or other         (Primary Standard        (I.R.S. Employer
jurisdiction of         Classification Code      Identification Number)
incorporation or        Number)
organization)



                                   Two Penn Center
                                      Suite 605
                                Philadelphia, PA 19102
                                    (215) 564-3131


                 (Address, including zip code, and telephone number, including area code, of registrant's principal executive officer and principal place of business)


                                 Mr. Leonard Linsker
                                      President
                             SCHUYLKILL ENTERPRISES, INC.
                                   Two Penn Center
                                      Suite 605
                                Philadelphia, PA 19102
                                    (215) 564-3131



  (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    with copy to:
                              Michael C. Forman, Esquire
                   Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                                  1401 Walnut Street
                                Philadelphia, PA 19102
                                    (215) 569-6060
                         ___________________________________


    Approximate date of proposed sale to the public: As soon as practicable following the date on which this Post Effective Amendment No. 1 to this Registration Statement becomes effective.

                         ___________________________________


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Acto of 1933, check the following box. /x/




    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             SCHUYLKILL ENTERPRISES, INC.
                                CROSS REFERENCE SHEET
                      Pursuant to Item 501(b) of Regulation S-B

Registration Statement Item Number and Caption             Location in
                                                       Prospectus or Page

1.  Forepart of the Registration Statement and   Forepart of the Registration
    Outside Front Cover Page of Prospectus       Statement; Outside Front Cover
                                                 Page of Prospectus

2.  Inside Front and Outside Back Cover Pages    Inside Front and Outside Bank
        of Prospectus                            Cover Pages of Prospectus

3.  Summary Information and Risk Factors         Prospectus Summary; Risk
                                                 Factors; Plan of Distribution

4.  Use of Proceeds                              Prospectus Summary; Use of
                                                 Proceeds

5.  Determination of Offering Price              Cover Page of Prospectus; Risk
                                                 Factors; Plan of Distribution

6.  Dilution                                     Dilution; Risk Factors

7.  Selling Security Holders                     N/A

8.  Plan of Distribution                         Cover Page of Prospectus;
                                                 Description of Securities;
                                                 Risk Factors; Plan of
                                                 Distribution

9.  Legal Proceedings                            N/A

10. Directors, Executive Officers, Promoters     Management; Certain
    and  Control Persons                         Transactions

11. Security Ownership of Certain Beneficial     Management; Principal
    Owners and Management                        Stockholders

12. Description of Securities                    Description of Securities

13. Interest of Named Experts and Counsel        N/A

14. Disclosure of Commission position on         Statement on Indemnification;
    Indemnification for Securities Act           Part II; Item 24-
    Liabilities                                  Indemnification of Directors
                                                 and Officers

15. Organization within Last Five Years          Certain Transactions

16. Description of Business                      Proposed Business

17. Management's Discussion and Analysis of      Management's Discussion and
    Plan of Operation                            Analysis of Financial
                                                 Condition and Results of
                                                 Operations

18. Description of Property                      Proposed Business

19. Certain Relationships and Related            Certain Transactions
    Transactions

20. Market for Common Equity and Related         N/A
    Stockholder Matters

21. Executive Compensation                       Management

22. Financial Statements                         Capitalization; Summary
                                                 Financial Information;
                                                 Financial Statements;
                                                 Prospectus Summary

23. Changes in and Disagreements with            N/A
    Accountants on Accounting and Financial
    Disclosure

                             SCHUYLKILL ENTERPRISES, INC.


                                    50,000 Units
                           Offering price $2.00 per Unit



    This prospectus (the "Prospectus") relates to the offer and sale by Schuylkill Enterprises, Inc. (the "Company") of 50,000 Units (individually, a "Unit", and collectively, the "Units"), each Unit consisting of one share (a "Share") of Common Stock, $.001 par value (the "Common Stock"), and five Redeemable A Warrants (the "Warrants"), at a price of $2.00 per Unit. The minimum subscription hereunder is 100 Units.



    This Prospectus also relates to the issuance to, and the offer and sale of up to 250,000 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of Warrants, and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the issuance, sale and resale of any shares of Common Stock issued with respect to the Warrants as a result of stock splits, stock dividends and anti-dilution provisions. Subject to the restrictions set forth below, the Warrants are immediately detachable and transferable separately upon issuance. Each Warrant entitles the holder to purchase at any time, until the first anniversary of the date of this Prospectus (the "Warrant Expiration Date"), one Warrant Share at an exercise price of $5.00 per share (the "Exercise Price"). The Warrants are subject to redemption by the Company at any time at a price of $.001 per Warrant upon 30 days' prior written notice to the holders thereof. Any Warrant not exercised by the Warrant Expiration Date will expire. The Units, the Shares, the Warrants and the Warrant Shares are sometimes collectively referred to as the "Securities."



    The Units are being offered on a "all or none" basis. Accordingly, unless all of the Units offered hereby are sold by January 15, 1998 (90 days after the Effective Date (as hereinafter defined)), all proceeds will be promptly returned to investors hereunder without deductions for commissions or expenses (the "Offering Expenses") but including interest as provided herein; provided, however, such offering period may be extended for an additional 150 days until June 14, 1998 in the sole discretion of the Company. Such offering period, including any extension thereof, is referred to herein as the "Offering
Period."   Proceeds from the sale of the Units will be transmitted by 12:00 P.M.
noon of the business day following receipt to the Company's Escrow Account at Jefferson Bank, the Company's escrow agent located at 1607 Walnut Street,
Philadelphia, Pennsylvania 19103 (the "Escrow Agent").   During the
Offering Period, subscribers will not have the right to have their subscriptions returned.



    Officers, directors or principal stockholders of the Company reserve the right to purchase up to ten (10%) of the Units offered hereby or an aggregate of 5,000 Units. The Company knows of no person or group of persons who is likely to purchase, beneficially own or control any portion of the securities offered hereunder.



    The Company is conducting a blank check or blind pool offering (the "Offering") pursuant to Rule 419 ("Rule 419") of Regulation C, promulgated under the Securities Act. Pursuant to Rule 419, (i) the Company is required to deposit in an escrow or trust account (the "Escrow Account") the net proceeds of the Offering (after deduction for underwriting compensation, and underwriting expenses, if any, of the Offering) (the "Deposited Funds"), and (ii) the Units to be issued to investors (the "Deposited Securities"). No underwriting commissions or expenses will be paid by the Company. See --"PLAN OF DISTRIBUTION." Assuming that all Units offered hereunder are sold, the proceeds of the Offering will be $100,000. While held in the Escrow Account, the Deposited Securities may not be traded or transferred. Except for an amount equal to up to 10% of the Deposited Funds ($10,000), which is otherwise releasable to the Company under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting certain specified criteria described herein has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule
419 (the "Escrow Period").   Pursuant to Rule 419, a new prospectus, which
describes an acquisition candidate and its business and includes audited financial statements of such candidate, will be delivered to all investors hereunder.
The Company will return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds (including any interest earned thereon) and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date (the "Effective Date") of the registration statement of which this Prospectus is a part (the "Registration Statement"), the Deposited Funds will be returned on a pro rata basis to all investors.
See "RISK FACTORS" and "PLAN OF DISTRIBUTION".


    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".


    There is no public market for the Securities offered hereby and no assurance can be given that a trading market will develop following the completion of this Offering or if developed, will be sustained. The Company currently has no plans to list the Common Stock for quotation on any stock exchange or automated quotation system. The Offering Price of the Units has been arbitrarily determined by the Company and may bear no relation to the assets, book value of the Company or any other recognized indicia of value. See "PLAN OF DISTRIBUTION" for information regarding the factors considered in determining such Offering Price.



    THE SECURITIES HAVE BEEN REGISTERED ONLY UNDER THE SECURITIES LAW OF THE STATE OF NEW YORK, AND MAY ONLY BE TRADED IN SUCH STATE. PURCHASERS OF SUCH SECURITIES, EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET THAT MAY DEVELOP, MUST BE RESIDENTS OF THE STATE OF NEW YORK. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES HAVE BEEN REGISTERED OR ARE EXEMPT FROM REGISTRATION.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------
                                        Underwriting
                   Price to Public      Commission (1)     Proceeds to Company
------------------------------------------------------------------------------

Per Unit           $2.00                    $ 0            $2.00


Total Maximum      $100,000                 $ 0            $100,000
------------------------------------------------------------------------------
    (1) The Units are being offered by the Company through its directors and officers, who will not receive any separate compensation therefor. No underwriter, broker or dealer has been retained or is under any obligation to purchase any of the Units being offered hereby. The Units are offered on a "all or none" basis. Proceeds from the sale of the Units will be transmitted by 12:00 P.M. noon of the business day following the receipt thereof to the Escrow
Agent.   During the Offering Period, subscribers will not have the right to have their subscriptions returned.


    The Company reserves the right to reject any orders, in whole or in part, for the purchase of the Units.






     The date of this Prospectus is March __, 1998.

    THIS OFFERING IS BEING CONDUCTED DIRECTLY BY THE COMPANY WITHOUT THE USE OF
AN UNDERWRITER.   NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE EFFECTIVE DATE.

    IN THE EVENT ANY MATERIAL CHANGES OR TRANSACTIONS NOT MENTIONED HEREIN ARISE, THE COMPANY WILL AMEND THIS PROSPECTUS AND THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART, THROUGH THE FILING OF POST-EFFECTIVE AMENDMENTS, INDICATING THE EXISTENCE OF ANY SUCH MATERIAL CHANGES OR TRANSACTIONS THAT ARE NOT REFLECTED OR CONTAINED HEREIN.


    THE COMPANY SHALL, AS REQUIRED BY LAW, PROVIDE ITS SHAREHOLDERS WITH COMPLETE DISCLOSURE DOCUMENTATION, INCLUDING AUDITED FINANCIAL STATEMENTS, CONCERNING A PROPOSED BUSINESS COMBINATION PRIOR TO THE CONSUMMATION OF ANY PROPOSED BUSINESS COMBINATION.



    The Company intends to distribute to its stockholders' annual reports containing financial statements that have been certified by its independent accountant and may, in its discretion, distribute quarterly reports containing unaudited financial information for each of the first three fiscal quarters of each year.

                                  PROSPECTUS SUMMARY


    The following summary is not intended to include all material information relating to the Offering and is qualified in its entirety by reference to the detailed information, including financial statements, contained elsewhere in this Prospectus.

The Company and its Proposed Business

    The Company was organized under the laws of the State of Delaware on November 22, 1993. The Offering is a blind pool or blank check offering (a "Blank Check Offering") in that neither the Company's business nor the specific use of the proceeds of this Offering (the "Offering Proceeds") have been identified (other than, generally, to enter into a Business Combination (as hereinafter defined)). Since the Company was organized in 1993, it has conducted no business activities and its future development depends entirely upon its ability to participate in Business Combinations, none of which have yet been identified. The Company intends, upon the completion of this Offering, to seek potential Business Combinations that, in the opinion of management, will be in the best interests of the Company. Such potential Business Combinations may be carried out in the form of the acquisition of an existing business and/or the acquisition of assets to establish a business for the Company. The Company may acquire, be acquired, merge into, be merged with (as an acquiring company or as a target company), invest in or participate in any business combination with corporations, partnerships, trusts, individuals or other entities (collectively, "Business Combinations"). As of the date hereof, the Company has no plan, proposal, agreement, understanding or arrangement to enter into any specific Business Combination and has not identified any specific business, type of business or company for evaluation for a possible Business Combination.

Securities Offered


    The Offering consists of 50,000 Units, each Unit consisting of one share of Common Stock and five Warrants at an Offering Price of $2.00 per Unit.
Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share, at any time before the first anniversary of the date of this Prospectus. Each Warrant is immediately detachable and transferable separately following the release thereof by the Escrow Agent upon completion of this Offering.



    As of the date hereof, the Company had 10,000,000 shares of authorized Common Stock, of which 900,000 shares were issued and outstanding, and 2,000,000 shares of authorized Preferred Stock, par value $.001 per share (the "Preferred Stock"), of which none were issued and outstanding. Following the consummation of this Offering, there will be an aggregate total of 950,000 shares of Common Stock (1,200,000 shares in the event that all Warrants issued hereunder are exercised prior to the Warrant Expiration Date) and no shares of Preferred stock issued and outstanding. See "CAPITALIZATION."


    The Company has no plans, proposals, arrangements or understanding with regard to the development of a trading market in any of the Company's securities. See "RISK FACTORS--Risks Related to Penny Stocks" and "RISK FACTORS--Lack of Trading Market."

 Dividends

    The Company does not anticipate paying dividends on its Common Stock in the foreseeable future. Future dividends will depend on earnings, if any, of the Company, its financial requirements and other factors. The Company's management intends to retain all earnings, if any, for use in the Company's operation. Investors who anticipate the need of an immediate income from their investment in the Company's Common Stock should not purchase the securities offered hereby. See "DIVIDEND POLICY."

Use of Proceeds

    Pursuant to Rule 419, and subject to certain limited exceptions, the net proceeds of this Offering will be held in an Escrow Account by the Escrow Agent. Once released from the Escrow Account in accordance with Rule 419, the net proceeds will be utilized to defray the costs of preparing and filing periodic reports under the Securities Exchange Act of 1934 (the "Exchange Act") and for working capital of the Company to be used to identify and effect one or more Business Combinations. See "RISK FACTORS," "PROPOSED BUSINESS" and "USE OF PROCEEDS."

RIGHT OF INVESTORS TO RECONFIRM INVESTMENT UNDER RULE 419

Deposit of Deposited Funds and Deposited Securities

    Pursuant to Rule 419, the Deposited Funds and the Deposited Securities will be held in an Escrow Account governed by an escrow agreement (the "Escrow Agreement") that contains certain terms and provisions specified by Rule 419. The Deposited Funds and Deposited Securities will be released to the Company and to investors, respectively, only after the Company has met the following three conditions:

    (1) The Company has executed an agreement for a Business Combination meeting certain prescribed criteria;

    (2) The Company has successfully completed a reconfirmation offering pursuant to which investors holding at least 80% of the Units reconfirm their desire to remain as investors after evaluation of the proposed Business Combination (the "Reconfirmation Offering"); and

    (3)  The Business Combination has been consummated.


See "-Prescribed Acquisition Criteria" and "-Reconfirmation Offering".


    Accordingly, the Company has entered into an Escrow Agreement with the Escrow Agent, which provides, among other things, that:

    (1) The net proceeds of this Offering will be deposited into the Escrow Account after the consummation of this Offering. The Deposited Funds and interest or dividends thereon, if any, will be held for the sole benefit of the investors hereunder and may be invested by the Escrow Agent only in bank deposits, money market funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

    (2) All securities issued in connection with this Offering and any other securities issued with respect thereto (including securities issued with respect to stock splits, stock dividends or similar rights, if any) will be (a) certificated in the name of the investors and (b) deposited directly into the Escrow Account promptly after issuance and held for the sole benefit of the investors, who shall retain the voting rights, if any, with respect to the securities held in their respective names. Neither the Deposited Securities nor any interest therein held in the Escrow Account may be transferred or disposed of other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Table 1 of the Employee Retirement Income Security Act ("ERISA").

    (3) The Warrants issued to investors as part of the Units hereunder may be exercised in accordance with their terms during the escrow period; provided, however, that the Common Stock received upon exercise of any such Warrants, together with the Exercise Price, must be promptly deposited into the Escrow Account.

Prescribed Acquisition Criteria


    Rule 419 requires that before the Deposited Funds and the Deposited Securities may be released to the Company and the investors, respectively, the Company must first execute an agreement or agreements with respect to a Business Combination meeting certain specified criteria. Such agreement or agreements must provide for the acquisition of a business or the assets of a business with a fair value representing at least 80% of the maximum Offering Proceeds (including funds received or to be received from the exercise of Warrants, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates, none of which commissions, expenses or allowances are expected in this Offering, which is being conducted directly by the Company). Therefore, for purposes of Rule 419 and the Offering, the fair value of the business or assets to be acquired by the Company must be at least $1,080,000. The acquisition agreement will provide as a conditions precedent to consummating the Business Combination, investors representing at least 80% of the maximum Offering Proceeds must elect to reconfirm their investment. See "THE OFFERING--The Reconfirmation Offering." Once an acquisition agreement (or agreements) meeting the above criteria has been executed, the Company must successfully complete the required Reconfirmation Offering and consummate such Business Combination. The net proceeds from this Offering, even assuming the exercise of all of the Warrants, are not expected to be sufficient to fund a Business Combination, unless the Company is acquired by another company. Consequently, it is likely that the Company will be required to raise substantial additional financing in order to consummate a Business Combination. There can be no assurance that the Company will be able to obtain such financing in a timely manner or on acceptable terms. See "RISK FACTORS--Need for Additional Financing."


Post-Effective Amendment

    Once the agreement or agreements governing the acquisition of a business or businesses meeting the above criteria has been executed, Rule 419 requires the Company to update the Registration Statement with a post-effective amendment (the "Post Effective Amendment"). The Post Effective Amendment must contain certain information regarding (i) the proposed acquisition candidate and its business ( including audited financial statements); (ii) the results of this Offering; and (iii) the use of funds disbursed from the Escrow Account. The Post Effective Amendment must also describe the terms of the Reconfirmation Offer required by Rule 419. The Reconfirmation Offer must include certain prescribed conditions, each of which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. The Post Effective Amendment is subject to prior review by the Securities and Exchange Commission (the "Commission") and must be declared effective by the Commission before the Company can proceed with the Reconfirmation Offer.

Reconfirmation Offering

    The Reconfirmation Offer must commence within five business days after the effective date of the Post Effective Amendment. Pursuant to Rule 419, the terms of the Reconfirmation Offer must include the following conditions:

    (1) The prospectus contained in the Post Effective Amendment will be sent to each investor whose securities are held in the Escrow Account within five business days after the effective date of the Post Effective Amendment;

    (2) Each investor will have not less than 20, and not more than 45, business days from the effective date of the Post Effective Amendment to notify the Company in writing that the investor elects to remain an investor;

    (3) If the Company does not receive written notification from any investor within 45 business days following the effective date of the Post Effective Amendment, the investor's pro rata portion of the Deposited Funds (and any related interest or dividends) will be returned to the investor within five business days by first class mail or other equally prompt means;

    (4) The Business Combination will be consummated only if investors representing 80% of the maximum Offering Proceeds (including funds received or to be received from the exercise of Warrants, or an aggregate of $1,080,000) elect to reconfirm their investments; and

    (5) If a Business Combination has not been consummated by February 17, 1999 (18 months after the Effective Date), each investor's pro rata portion of the Deposited Funds will be returned within five business days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Funds

    The Deposited Funds and Deposited Securities will be released to the Company and the investors, respectively, only after:

    (1) The Escrow Agent has received a signed representation from the Company and any other evidence acceptable by the Escrow Agent that:

         (a) The Company has executed an agreement for the acquisition of a business or businesses with a fair value representing at least 80% of the maximum Offering Proceeds and has filed the required Post Effective Amendment; and

         (b) The Post Effective Amendment has been declared effective, the required Reconfirmation Offer has been completed and the Company has satisfied all of the requirements of the Reconfirmation Offer.

    (2)  The Business Combination has been consummated.

Cautionary Statement Regarding Forward-Looking Statements


    The securities offered hereby involve a substantial degree of risk. The following factors, in addition to those discussed elsewhere in this Prospectus, should be carefully considered in evaluating the Company and its business prospects before purchasing any of such securities. This Prospectus contains forward-looking statements with the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, (i) the identification of potential candidates for a Business Combination, (ii) the consummation of a Business Combination and (iii) the availability of additional financing necessary to operate the Company and to consummate a Business Combination. The prediction of future results is inherently subject to various risks and uncertainties, including those discussed under "RISK FACTORS" and elsewhere in this Prospectus. Accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements included in and incorporated by reference into this Prospectus.

                                     RISK FACTORS

THE SECURITIES OFFERED HEREBY REPRESENT AN EXTREMELY SPECULATIVE INVESTMENT AND INVOLVE A HIGH DEGREE OF RISK. THE SECURITIES ARE A SUITABLE INVESTMENT ONLY FOR INVESTORS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT OR WHO ARE NOT, IN ANY WAY, DEPENDENT UPON THE FUNDS BEING INVESTED. BEFORE MAKING A DECISION TO PURCHASE THE SECURITIES OFFERED HEREBY, A PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY, AMONG OTHER THINGS, THE RISK FACTORS DISCUSSED BELOW.


Blank Check Offering


    This Offering constitutes a Blank Check Offering in which the use of the Offering Proceeds has not been specifically identified. Thus, investors will entrust their funds to management (on whose judgment the investors must depend) without any information about management's intentions and without having the opportunity to evaluate the relevant economic, financial and other information that will be used and considered by management in deciding whether or not to enter into a particular Business Combination. The Company has not established, and is not obligated to follow, any particular operating, financial, geographic or other criteria in evaluating candidates for potential Business Combinations. Such candidates may include businesses from industries in which the Company's management has little or no prior experience. The Company may consider or enter into Business Combinations with businesses that have a history of operating or financial difficulties, a Business Combination with such an entity could significantly increase the risks to the Company and therefor the investors.

    The Company will have up to 18 months following the Effective Date in which to consummate a Business Combination. There can be no assurance that the Company will identify any suitable acquisition candidates or enter into a Business Combination within such 18 month period.

    The securities laws of certain states do not permit the offer and sale of securities issued in a Blank Check Offering. As of the date hereof, the Units to be issued hereunder have been registered only under the securities laws of
the State of New York.   Purchasers of Units in this Offering, or in any
subsequent trading market which may develop, must be residents of the State of New York. There can be no assurance that the Units will be registered under the securities laws of any state other than New York or that any trading market will develop or in the event such trading market does develop, could be sustained.


Need for Additional Financing


    The Company anticipates that substantially all of the Offering Proceeds will be utilized to identify potential candidates for Business Combinations and negotiate the terms thereof. Even assuming the exercise of all of the Warrants and receipt by the Company of the aggregate exercise price therefor ($1,250,000), the Company will be required to obtain substantial additional financing in order to consummate a Business Combination, unless another entity acquires control of the Company. The Company intends to seek such additional financing through the sale of debt or equity securities in one or more transactions on terms to be negotiated. The Company currently has no commitments from any prospective investors to provide any such financing and there can be no assurance that such financing will be available in a timely manner or on terms acceptable to the Company. Failure to obtain such financing could have a material adverse effect on the ability of the Company to complete a Business Combination.

    If acquisition financing is not available for any reason, the Company may seek a Business Combination in which another entity acquires control of the Company. In such event, the stockholders of the Company would be minority stockholders in the combined entity.

Conflicts of Interest

     The Company and its directors and executive officers do not currently intend that the shares of the Company's Common Stock held by such directors, executive officers or holders of more than 10% of the Company's Common Stock will be sold in a proposed Business Combination, unless all shareholders of the Company are afforded a similar opportunity to sell their shares. Nevertheless, in certain situations management may actively negotiate or otherwise consent to the purchase of some or all of management's Common Stock as a condition to or in connection with a proposed Business Combination. Members of the Company's management paid an aggregate cash consideration of approximately $17,920, or an average of ^ approximately $.053 per share, for the ^ 339,750 shares they currently own. In connection with a possible Business Combination, it is possible that a premium may be paid for the shares held by management and that purchasers of Units in this Offering may
not be offered or receive any such premium.   Any transaction structured to
offer such a premium may present management with a potential conflict of interest, which could compromise management's fiduciary duties to
stockholders under state law.   Under such circumstances, the potential might
exist for members of management to consider their own personal pecuniary benefit rather than the best interests of the Company shareholders as a whole. While investors may request the return of their funds in connection with a Reconfirmation Offering, they will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the buy-out of shares owned by members of the Company's management. No part of the Offering Proceeds will be used, directly or indirectly, by the Company to repurchase shares of Common Stock from management or to make loans to any person.


    In addition, the Company's officers and directors have extensive business interests and may engage in other business activities similar to those engaged in by the Company. To the extent that such officers and directors engage in such other activities, they will have potential conflicts of interest in diverting opportunities to other companies, entities or persons with which they are or may be associated or in which they may have an interest, rather than directing such opportunities to the Company. See "MANAGEMENT." The Company has not adopted any formal policy or procedure for the resolution of potential conflicts of interest involving the Company and its officers and directors.

    It is possible that the Company will consider Business Combinations with entities that are owned or controlled by affiliates or associates of the Company. In such event, the Company will seek to negotiate terms that are no less favorable to the Company than terms available in a transaction between unrelated parties. In this regard, the Company does not currently intend to engage in a Business Combination in which securities owned or controlled by its affiliates or associates would be sold without affording all stockholders of the Company a similar opportunity.

    Finder's fees, consulting fees or other acquisition-related compensation may be paid to the Company's officers and directors or their affiliates or associates from revenues or other funds of an acquisition or merger candidate, which may include debt or equity securities of such an entity. In addition, in connection with a Business Combination, directors and officers of the Company may enter into employment agreements or arrangements providing for the payment of salaries and bonuses in cash, stock, options or other forms of consideration. As a result, the possibility exists that such fees may become a factor in negotiations and present conflicts of interest.

Prohibition on Offer and Sale of Deposited Securities

    Pursuant to Rule 15g-8 under the Exchange Act, it is unlawful to sell or offer for sale any securities (or any interest in or related to such securities) held in an escrow account under Rule 419 ^ other than pursuant to a Qualified Domestic Relations Order or Title 1 of ERISA or the rules thereunder. As a result, investors will be prohibited from entering into contracts or arrangements for sale that are satisfied by the delivery of the Deposited Shares until such shares are released from escrow.


Escrow of Stock and Offering Proceeds

    The Offering is being conducted in accordance with Rule 419. Rule 419 was adopted by the Commission to strengthen the regulation of Blank Check Offerings, which historically have been common vehicles for fraud and manipulation in the penny stock market. Rule 419 requires that the Deposited Securities and the Deposited Funds be held in an Escrow Account until an acquisition is completed in which the fair value of the business or assets acquired represents at least 80% of the Offering Proceeds. The Company will be permitted to withdraw up to 10% of the Offering Proceeds for the payment of expenses. Before the Deposited Securities and the Deposited Funds can be released from the Escrow Account, the Company is required to file a Post Effective Amendment in order to update the Registration Statement. Within five days after the effective date of such Post Effective Amendment, the Company is required to furnish investors with a prospectus containing certain information regarding the proposed Business Combination, including audited financial statements of the acquisition candidate. Investors then will have not less than 20 nor more than 45 days from the effective date of the Post Effective Amendment to decide to remain an investor or to require the return of their investment funds (less certain deductions allowed by Rule 419). All funds will be returned automatically to each investor who does not make a decision within such 45 day period. Unless a sufficient number of investors (representing 80% of the Offering Proceeds, or $1,080,000) elect to remain investors, all of the Deposited Funds will be returned to investors and none of the Deposited Securities will be issued. Rule 419 further provides that if the Company does not complete an acquisition meeting the certain criteria described above within 18 months following the Effective Date, all of the Deposited Funds must be returned to investors. Therefore, investors may have their funds held in escrow for up to 18 months, with no ability to use them. Further, although all Deposited Funds are required under Rule 419 to be invested in certain specified investments, and all interest and dividends earned thereon, if any, are required to be returned to the investor if the Deposited Funds are returned, there can be no assurance that such interest or dividends, if any, will equal or exceed alternative investments that may have been available to investors.

Expiration of Warrants

    Any Warrants that have not been exercised on or before March __, 1999, the first anniversary of the date of this Prospectus, will expire and become worthless. Since the Company will have up to 18 months following the Effective Date to consummate a Business Combination, Warrant holders may be required to decide whether to exercise their Warrants, at an exercise price of ^ $5.00 per share of Common Stock, or allow their Warrants to expire unexercised before the Company has identified or consummated a Business Combination. Further, due to the higher exercise price of the Warrants relative to the initial price of the Units, the lack of a trading market for the Common Stock and the uncertain potential of the Company's business, it may not be desirable for investors to exercise the Warrants before the Warrant Expiration Date. The Warrants may only be exercised at a time when a registration statement with respect to the underlying Common Stock is currently in effect. Although the Company has undertaken to utilize its best efforts to amend the Registration Statement to maintain its effectiveness, there is no assurance that it will be able to do so. If the Warrants are not exercised, the Company will not receive the exercise price therefor, which will increase the Company's need for working capital.


Restricted Registration and Transferability

    The Units have been registered only under the securities laws of the State of New York and may only be offered and sold in such state. Purchasers of the Units in this Offering, or in any subsequent trading market that may develop, must be residents of New York. As a result, investors hereunder may be unable to sell or otherwise transfer the Units follow their release from
the Escrow Account.   The Company will amend this Prospectus for the purpose
of disclosing additional states, if any, in which the Company's securities are registered. However, there can be no assurance that the Units will be registered under the securities laws of any states other than New York.

    The Units will not knowingly be sold by the Company to investors in jurisdictions in which they are not registered or otherwise qualified for sale. However, investors may relocate to jurisdictions in which the Common Stock underlying the Warrants is not so registered or qualified during the period in which the Warrants are exercisable. In such event, the Company would be unable to, and would not, issue shares of Common Stock to those persons desiring to exercise their Warrants unless the Common Stock was first registered or otherwise qualified for sale in the jurisdictions in which such purchasers reside. The Company is not obligated to register or otherwise qualify the Common Stock for sale in any jurisdiction other than New York.
In the event that the Company did not or was unable to register or otherwise qualify Common Stock for sale, the Warrants held by persons who were not New York residents would have no value.

Risks Related to Penny Stocks

    Until such time as the Company consummates a Business Combination and otherwise satisfies the requirements of Rule 419, the Units purchased in this Offering will be held in an Escrow Account. The Units will be deemed to be "Penny Stocks" under the Exchange Act because neither the price of the Common Stock nor the exercise price of the Warrants exceeds $5.00 per share. Accordingly, during such escrow period, no trading of the Units will occur. Assuming a Business Combination is consummated and the Deposited Securities are released from the Escrow Account, trading will be subject to certain material limitations due to the status of such securities as Penny Stocks. For example, resales of the Units generally will be more difficult than in the case of securities that are not Penny Stocks because broker-dealers may not solicit sales unless they first: (i) obtain from the purchaser information concerning his financial situation, investment experience and investment objectives; (ii) reasonably determine that the purchaser has sufficient knowledge and experience in financial matters such that the person is capable of evaluating the risks of investing in Penny Stocks; and (iii) receive from the purchaser a manually signed written statement acknowledging the purchaser's investment experience and financial sophistication.


    While the Company's securities remain Penny Stocks, any trading that occurs will be in the over-the-counter market in the "Pink Sheets" or on the NASDAQ "Electronic Bulletin Board". Such market tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by certain selected broker-dealers that make a market in that particular stock. There are currently no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in the Units, the Common Stock or the Warrants. There can be no assurances that when trading is permitted under Rule 419 following a Business Combination, an active trading market in the Units, the Common Stock or the Warrants will develop or, if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that trade in the Pink Sheets or on the Electronic Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations, and generally lower trading volume.


No Operating History; Dependence upon Offering and Need for Working Capital

    Since its formation in 1993, the Company has conducted no operations and therefore has not generated any revenues or income. The Company's only working capital to date has consisted of approximately $50,000 invested by its current stockholders, which will be utilized to pay the expenses of this Offering (estimated to be approximately $49,000). The Company's ability to commence operations and to operate as a going concern is entirely dependent upon (i) the completion of this Offering and receipt of the Offering Proceeds and (ii) the Company's ability to identify and consummate a Business Combination in compliance with Rule 419. Consummation of a Business Combination in all likelihood will require the Company to obtain substantial additional financing. See "Need for Additional Financing."

    Moreover, after payment of the expenses of this Offering, the Company expects to have only approximately $11,000 of working capital available to pay operating costs and expenses ($1,000 of initial working capital remaining following the payment of expenses of the Offering and $10,000 from the proceeds of the Offering, the maximum amount permitted to be utilized by the Company under to Rule 419) . Management expects that its costs of operation, including the preparation of periodic reports filed under the Exchange Act, as well as administrative expenses and the costs associated with the identification and selection of target companies, may exceed $25,000. The extent of these costs will depend upon the amount of time that elapses prior to completion of a Business Combination (if any), the number of potential Business Combinations reviewed and analyzed by management and the nature and complexity of such Business Combinations. See "USE OF PROCEEDS."

    Management intends to seek financing sufficient to satisfy its costs of operations either through: (i) the sale of additional debt or equity securities in one or more private placement transactions; (ii) short-term loans provided by directors, officers or principal stockholders; or (iii) other debt financing provided by third parties. As of the date hereof, management has secured no commitments to provide such financing and there can be no assurances that any such additional financing can be obtained on favorable terms or at all. Since the Company has no operations, revenues or operating history, and only minimal assets, it is extremely unlikely that the Company would be able to obtain financing from a bank or other financial institution. Accordingly, the Company's ability to pay its operating expenses as they arise or to consummate a Business Combination is uncertain.



Identification of Prospective Acquisition Candidates

    Management of the Company has not established the terms of any specific business combination or other transaction and has conducted no feasibility studies of suitable acquisition candidates or of suitable industries for the identification of such candidates. Subject to Rule 419, the Company will have sole discretion to determine the form and terms of any Potential Business Combination. See "THE OFFERING--Rule 419." Although the Company currently has no intention of doing so, it is possible that the Company will create or acquire subsidiary entities with a view to distributing the securities of such entities to the Company's stockholders.



Risks of Acquisition Candidates

    Although there are no specific Business Combinations or other transactions contemplated by management, it is expected that any acquisition candidate selected by the Company will involve such a high level of risk that conventional private or public offerings of securities or conventional bank financing would not be available.

Reliance upon Officers and Directors

    The Company is wholly dependent upon the personal efforts and abilities of its officers and directors, all of whom have agreed to serve the Company without compensation until a Business Combination is consummated. All such persons have other business interests and none currently anticipates devoting a substantial amount of time to the Company's proposed business activities, even after the Offering is completed. See ^"MANAGEMENT-- Directors and
Executive Officers" and "RISK FACTORS--Conflicts of Interest"   The loss or
unavailability to the Company of the services of any of these officers and directors could have a material adverse effect on the Company's ability to locate or consummate a Business Combination. The Company does not, at present, have any insurance to compensate for any such loss, nor does it intend to obtain any such insurance.


    Furthermore, because the Offering Proceeds will be held in escrow (except for $10,000 permitted to be used by the Company pursuant to Rule 419), the Company is likely to require certain advances from its directors or officers in order to fund its efforts to identify potential Business Combinations. There can be no assurance that such advances will be made available as or when needed or on favorable terms.

Dilution

    Purchasers in this Offering will incur immediate and substantial dilution in net tangible book value per share as a result of the higher price per share to be paid in this Offering compared to the price paid by the current shareholders. See "DILUTION."

Lack of Trading Market

    There is no public trading market for the Company's Common Stock. The Company currently has no plans to list the Common Stock for quotation on any stock exchange or automated quotation system although trading may occur in the Pink Sheets or on the Electronic ^ Bulletin Board. See "Certain Risks Related to Penny Stocks." There can be no assurance that any active trading market will develop or, in the event that a trading market does
develop, that it will be sustained.   No public market for the Company's
securities will develop until the Common Stock sold hereunder is released
from escrow, if at all.   In the event that a public trading market does not
develop, an investor hereunder may be unable to liquidate his or her investment in the Company.


Arbitrary Offering and Exercise Prices


    Since the Company has never conducted any operations, the valuation of its securities is inherently speculative. The offering price for the Units and the exercise price for the Warrants were not negotiated with prospective investors but rather were determined arbitrarily by the Company and do not necessarily reflect the fair market value of such securities. See "PLAN OF DISTRIBUTION -- Determination of Offering Price."


Rights of Future Holders of Preferred Stock

    The Company's Certificate of Incorporation authorizes the Board of Directors, without stockholder approval, to issue up to an aggregate of 2,000,000 shares of Preferred Stock in one or more series and to designate such liquidation preferences, dividends, voting and other rights for each series as the Board of Directors may determine in its sole discretion. If the Company were to issue Preferred Stock, the holders of such Preferred Stock may be entitled to receive dividends, if any, and distributions on liquidation before the holders of the Common Stock receive any such payments.
 The rights and preferences of any such Preferred Stock may have a dilutive or adverse effect upon the dividend, liquidation, voting and other rights of the holders of the outstanding Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company in the event of an extraordinary corporate transaction, such as a tender offer or a proposed merger or acquisition, which could be at a higher price than the then prevailing market price of the Common Stock. See "DESCRIPTION OF SECURITIES -- Preferred Stock."

No Commitments to Purchase Units


    The Offering Period initially will extend to January 15, 1998, subject to the right of the Company to further extend such period of an additional 150 days. As a result, subscribers' funds could be on deposit and unavailable for other purposes, without accruing any interest, until June 14, 1998. During this period, investors will have no right to demand return of their subscription price. See "PLAN OF DISTRIBUTION."


Operating Control of the Company to Remain with Present Stockholders

    Upon consummation of this Offering (and assuming that the Warrants are not exercised), present stockholders of the Company would own 95% of the outstanding Common Stock. Consequently, such stockholders will be able to control the Company's policies and operations, to elect the Company's
Board of Directors and to determine the outcome of all matters submitted to a vote of the Company's stockholders.


Competition

    The identification and acquisition of privately held enterprises is the primary focus of a significant number of companies, many of which have significantly greater experience and financial, managerial and other resources than the Company. These resources provide such companies with a competitive advantage relative to the Company.

Dividends

    The Company has never paid dividends on its Common Stock and does not intend to pay dividends on its Common Stock in the foreseeable future. See "DIVIDEND POLICY."

                            SUMMARY FINANCIAL INFORMATION

    Set forth below is certain summary financial information with respect to the Company from inception (November 22, 1993) through ^ December 31, 1997. Such summary financial information should be read in conjunction with the financial statements of the Company and notes thereto included elsewhere in this Prospectus.



                                  PERIOD FROM NOVEMBER 22,1993
                                       (INCEPTION DATE)
                                      TO ^ DECEMBER 31, 1997

    Statement of Operations Data:              (1)                 (2)

         Interest Income               $     ^ 2,608               2,608
         Net Loss                      $     (35,561)            (35,561)
         Loss Per Share                $      ^ 0.08                0.08
    Weighted Average Number of Shares      ^ 450,000             900,000

                                            ^ DECEMBER 31, 1997
                                         Actual           As Adjusted ^(3)

    Balance Sheet Data:

         Working Capital                   ^ $14,439              $ 91,439 (4)
         Total Assets                       ^ 34,089               113,339
         Total Liabilities                 ^  19,650                21,900
         Stockholders' Equity              ^  14,439                91,439



__________________________________________

(1) Adjusted for the one-for-two reverse stock split effectuated on September 18, 1997.

(2) Adjusted for a two-for-one stock split effectuated on March 6,  1998.

(3) Adjusted to give effect to the consummation of the Offering and the receipt of the net proceeds upon the sale of ^ 50,000 Units offered hereby, but assuming no exercise of the Warrants.

^(4)Includes $90,000 of cash proceeds to be held in Escrow Account. These funds will not be available for general corporate use until such time, if any, as the conditions of Rule 419 are satisfied. See "RISK FACTORS-Escrow of Stock and Offering Proceeds", "THE OFFERING--Rule 419" and "PLAN OF DISTRIBUTION".

                                     THE COMPANY

     The Company was incorporated under the laws of the state of Delaware on November 22, 1993. The Company has no operating history and does not intend to commence any business activities until the consummation of this Offering and the identification of a Business Combination. The Company's current management may manage any business developed or acquired by the Company or may employ qualified, but as yet unidentified, individuals to manage such business. In the event that management determines that the Company is unable to effect a Business Combination or to conduct any business whatsoever, management in its sole discretion, but subject to the requirements of Rule 419, may seek shareholder approval to liquidate the Company. In the event such a liquidation were to occur prior to the consummation of a Business Combination, Rule 419 requires that each investor's investment be returned on a pro rata basis. In the event such a liquidation were to occur following the Company's compliance with Rule 419, all shareholders of the Company (including the holders of ^ 900,000 shares issued previously to this Offering), will receive the liquidated assets on a pro rata basis. While management has not established any guidelines for determining when it might elect to discontinue its efforts to engage in a Business Combination and seek shareholder approval to liquidate the Company, the Company is subject to the 18 month limitation set forth in Rule 419 in which to effect an acquisition.


    The Company's principal office is located at Two Penn Center, Suite 605, Philadelphia, PA 19102. Its telephone number is 215-564-3131.


                                     THE OFFERING

                                      The Units



Each Unit offered hereby consists of one share of Common Stock and five Warrants. The Warrants, subject to the restrictions set forth below, are immediately deliverable and transferable separately from the Common Stock upon issuance but subject to the escrow provisions described herein. Each Warrant entitles the holder thereof to purchase, at any time before the Warrant Expiration Date, one share of Common Stock at an Exercise Price of ^ $5.00 per share. The Warrants are redeemable at any time, at the option of the Company, at a price of $.001 per Warrant upon 30 days' prior written notice to the holders thereof. Any Warrant not exercised before the Warrant Expiration Date will expire. The minimum subscription hereunder is 100 Units at an aggregate price of ^ $200.



    The Units are being offered on a "all or none" basis. Unless all of the Units offered hereby are sold by the end of the Offering Period, all proceeds will be promptly returned to investors hereunder without deduction of Offering Expenses but including interest. However, the officers, directors and principal stockholders of the Company reserve the right to purchase up to ten percent (10%) of the Units offered hereby, or an aggregate of 5,000 Units, and may purchase such Units in order to close the Offering. Proceeds from the sale of the Units will be transmitted to the Company's Escrow Account by 12:00 P.M. noon of the business day following receipt thereof. During the Offering Period, subscribers will not have the right to require the return of their subscriptions.



The Company knows of no person or group of persons who is likely to purchase, beneficially own or control any portion of the securities offered hereby.


Rule 419

    Deposit of Deposited Funds and Deposited Securities.   The Company is
conducting the Offering pursuant to Rule 419 under the Securities Act. Pursuant to the terms of Rule 419, the Deposited Funds and the Deposited Securities must be deposited in the Escrow Account.


    The Escrow Agreement. The Company has entered into an Escrow Agreement with Jefferson Bank, the Company's Escrow Agent. Pursuant to the terms of the Escrow Agreement:

    (1) The Deposited Funds (and interest or dividends thereon, if any) will be held by the Escrow Agent for the sole benefit of the investors hereunder. The Deposited Funds may only be invested in an interest-bearing money market account maintained by the Escrow Agent.





    (2) The Deposited Securities (and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights) will be (a) certificated in the name of the investors and (b) deposited directly into the Escrow Account following issuance and held therein for the sole benefit of the investors (who shall retain the voting rights, if any, with respect to the securities held in their respective names). The Deposited Securities held in the Escrow Account may not be transferred, disposed of (nor any interest created therein) other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order or Title I of ERISA.

    (3) In the event that the Warrants are exercised in accordance with their terms, the Common Stock issued upon exercise of such Warrants and the Exercise Price will be deposited in the Escrow Account.

    Release of the Deposited Funds and Deposited Securities.   The Deposited
Funds will not be released to the Company and the Deposited Securities will not be released to investors until the Company has (i) entered into an agreement with respect to a Business Combination meeting certain prescribed criteria, (ii) and successfully conducted the Reconfirmation Offering and
(iii) consummated the Business Combination. See "Prescribed Acquisition Criteria" and "Reconfirmation Offering". In addition, prior to releasing the Deposited Funds and the Deposited Securities, the Escrow Agent must receive a signed representation from the Company (and any other evidence required by the Escrow Agent) to the effect that the Company has met the requirements set forth above .

    Prescribed Acquisition Criteria. Rule 419 requires that an agreement with respect to a Business Combination must provide for the acquisition of a business or the assets of a business for which the fair value of such business or assets represents at least 80% of the maximum Offering Proceeds. For this purpose, Offering Proceeds includes funds received or to be received from the exercise of the Warrants but excludes underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates, none of which commissions, expenses or allowances is expected since the Company is offering the Units directly and not through underwriters, brokers or dealers.
 The maximum Offering Proceeds hereunder is $1,350,000 ($100,000 from the sale of the Units and $1,250,000 upon payment of the Exercise Price). Therefore, for purposes of the Offering, the fair value of the business or assets to be acquired must be equal to at least $1,080,000.

    Once an agreement with respect to a Business Combination meeting the above criteria has been executed, Rule 419 requires the Company to update the Registration Statement, of which this Prospectus forms a part, with a Post Effective Amendment. The Post Effective Amendment must contain information about (i) the proposed Business Combination (including audited financial statements of the acquisition candidate), (ii) the results of this Offering and (iii) the use of the funds disbursed from the Escrow Account. The Post Effective Amendment must also include the terms of the Reconfirmation Offer required by Rule 419.

    The Reconfirmation Offering. Rule 419 requires that the Reconfirmation Offer commence and the prospectus contained in the Post Effective Amendment be sent to each investor within five business days after the date that the Post

Effective Amendment is declared effective by the Commission. Each investor will have not less than 20, and not more than 45, business days to notify the Company in writing that the investor elects to remain as an investor. If the Company does not receive written notification from an investor within 45 business days, such investor's pro rata portion of the Deposited Funds (and any related interest or dividends) held in the Escrow Account will be returned to the investor within five business days by first class mail or other equally prompt means. The affirmative election of investors representing 80% of the maximum Offering Proceeds (including funds received or to be received from the exercise of Warrants) is required. Therefore, for the purposes of the Offering, investors representing at least $1,080,000 of the Offering Proceeds must reconfirm their intentions to participate in the Offering. In the event that the Reconfirmation Offering is successfully completed but a Business Combination has not been consummated by February 17, 1999 (18 months from the Effective Date), the Deposited Funds will be returned to all investors on a pro rata basis within five business days.

                                       DILUTION


    ^ On September 18, 1997, the Company effected a one for two reverse stock split which reduced the number of shares issued and outstanding from 900,000 to 450,000. On March 6, 1998, the Company reversed the effect of the aforementioned one for two reverse stock split by effecting a two for one stock split which increased to number of shares issued and outstanding from 450,000 to 900,000.




     As of ^ December 31, 1997, the Company had a net tangible book value of approximately ^ $14,439, or a net tangible book value per share, after adjusting for the September 18, 1997 reverse stock split and the March 6, 1998 stock split, of approximately ^ $.016. Without taking into account any additional changes in net tangible book value after ^ December 31, 1997, other than to give effect to the sale by the Company of the ^ 50,000 Units offered hereby, and assuming that no part of the public offering price is attributable to the Warrants, the net tangible book value of the Company upon the completion hereof would be ^ $113,339 (before the deduction of expenses that will be incurred in connection with this Offering), or approximately ^ $.126 per share, representing an immediate dilution of ^ $1.874 per share to investors in this Offering. Net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding into the tangible net worth of the Company (tangible assets less liabilities). Dilution is determined by subtracting net tangible book value per share after the Offering from the amount of cash paid by an investor in the Offering for a share of Common Stock.



    The following table illustrates the dilution to investors:

    Offering Price Per Share of Common Stock                      ^  $ 2.00
    Net Tangible Book Value Per Share (Before Offering)           ^  $ .016
    Net Tangible Book Value Per Share (After Offering)            ^  $ .126
    Increase Per Share to present stockholders                    ^  $ .110
    Dilution to Investors in this Offering                        $ ^ 1.875



    The foregoing figures do not reflect that the expenses of this Offering most likely will be paid prior to the date of this prospectus from the Company's existing funds. Following the payment of such expenses and the completion of the Offering, estimated at $23,000, the net tangible book value of the Company, as of the date of this Prospectus, will be approximately $91,439. The foregoing dilution table does not reflect the possible issuance of up to ^ 250,000 shares reserved for issuance upon the exercise of the Warrants. If the Exercise Price of ^ $5.00 per share were lower than the then-current net tangible book value per share of the Company's Common Stock, the Exercise Price would have the effect of further diluting the interests of the holders of the Company's Common Stock. The Company may find that the terms on which it could obtain additional capital may be adversely affected while the Warrants are outstanding.

    The following table summarizes, as of the date of this Prospectus, the differences in total consideration and the average price per share to be paid by new investors and by present stockholders who include officers and directors:


                          Shares      Percent of                  Percent        Total Price
                        Purchased    Total Shares  Consideration  Consideration  Per Share

Current Stockholders   ^ 900,000 (1)       95%        $50,000       33.3%      ^ $  .056 (2)
New Investors           ^ 50,000            5%       $100,000       66.7%       ^  $2.00



(1) Adjusted for the one for two reverse stock split effectuated on September 18, 1997 and the two for one stock split effectuated on March 6, 1998.


(2) Represents the average price per share.


                                   DIVIDEND POLICY

    The Company has not paid any dividends and anticipates that no dividends will be paid on its Common Stock for the foreseeable future. Payment of future dividends, if any, will be determined by the Company's Board of Directors based on conditions then existing, including the Company's financial condition, capital requirements, cash flow, profitability, business outlook and other factors.

                                   USE OF PROCEEDS

    The proceeds to be realized by the Company from the sale of the Units offered hereby will be $100,000. No sales commissions, underwriting discounts or other fees will be paid and the expenses of this Offering will be paid from the Company's existing working capital.

    Pursuant to Rule 419, the Company intends to utilize up to 10% percent of the Offering Proceeds ($10,000) for the payment of operating expenses. The remainder of the Offering Proceeds will be held in the Escrow Account until a suitable Business Combination is undertaken. See "THE OFFERING."

    The Company's expenses are expected to be limited to the following: (i) legal and accounting fees necessary to prepare the Company's periodic reports under the Exchange Act; (ii) office and administrative expenses incurred in the operation of the Company; and (iii) direct expenses incurred in the identification and consummation of a Business Combination. The Company will not incur any obligation for the payment of rent, secretarial or administrative personnel, or for any executive or non-executive salaries or directors' fees. The Company may, however, pay a finder's, investment banking or consulting fee to a third party in connection with identifying or completing a Business Combination. The Company has the discretion to pay these fees, if any, from revenues or other funds of an acquisition or merger candidate or by the issuance of debt or equity securities of such an entity. These fees may be paid to a director, officer or principal stockholder of the Company if that person was responsible for identifying and assisting in the completion of the Business Combination. The Company intends that any consultants or advisers retained by the Company will have significant experience in investigating, analyzing and establishing the value of business as potential acquisition candidates. The Company currently has no agreements or understanding with respect to the retention of any consultants or advisers.

    The expenses that will be incurred by the Company while the principal portion of the Offering Proceeds remains in escrow may exceed the Company's existing resources as well as the 10% percent portion of such proceeds permitted to be withdrawn from the Escrow Account. Management intends to secure financing sufficient to satisfy its costs of operation either through:
(i) the sale of additional securities in one or more private placement transactions; (ii) short-term loans provided by directors, officers or principal stockholders; or (iii) debt financing provided by third parties. There are currently no plans, proposals, arrangements or understandings with respect to the sale or issuance of any such additional securities. The extent of the Company's expenses will depend principally upon: (i) the amount of time that elapses until a Business Combination is located and completed; (ii) the relative ease or difficulty in completing a Business Combination; and (iii) the number of target opportunities that must be reviewed by management until an appropriate Business Combination is located.

    None of the Offering Proceeds will be used to make any loans to the Company's management or their affiliates or associates or any of the Company's existing shareholders. Further, the Company may not borrow funds and use the proceeds therefrom to make payments to the Company's management or their affiliates or associates.

                                    CAPITALIZATION



    The following table sets forth the capitalization of the Company as of December 31, 1997 adjusted to give effect to (i) the one for two reverse stock split effectuated on September 18, 1997 ("Actual"), (ii) the two for one stock split effectuated on March 6, 1998 and (iii) the issuance and sale of the Units offered hereby:



SHAREHOLDERS' EQUITY

                                                                As              As
                                                 Actual      Adjusted (1)    Adjusted (2)
Preferred stock, $.001 par value,                $    -      $     -         $     -
2,000,000 shares authorized, none issued


Common stock, $.001 par value,
10,000,000 shares authorized, 450,000
shares issued and outstanding; as adjusted
900,000 shares and 950,000 shares                     450         900             950


Additional paid-in capital                         49,550      49,100         127,000


Deficit accumulated during the
  development stage                               (35,561)    (35,561)        (35,561)


TOTAL SHAREHOLDERS' EQUITY AND
 CAPITALIZATION                                  $ 14,439    $ 14,439        $ 91,439


______________________________



(1) Giving effect to the two for one stock split effectuated on March 6, 1998.

(2) Giving effect to the completion of this Offering the receipt of the net proceeds therefrom and the stock splits of September 18, 1997 and March 6, 1998.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     FINANCIAL CONDITION AND RESULTS OF OPERATION

Background

    The Company was incorporated under the laws of the State of Delaware on November 22, 1993 for the purpose of seeking Business Combinations that in the opinion of management would be in the best interests of the Company and its stockholders. Such Business Combinations may be carried out in the form of the acquisition of an existing business and/or the acquisition of assets to establish a business for the Company. The Company may acquire, be acquired, merge into, be merged with (as an acquiring company or as a target company), invest in or participate in any Business Combination with one or more corporations, partnerships, trust, individuals or other entities. The Company will most likely seek to engage in a Business Combination with a private enterprise that is seeking to develop a public trading market for its securities, although there can be no assurance in this regard.

    As of the date hereof, the Company has not yet begun to investigate any potential Business Combinations, and does not intend to do so until after the completion of this Offering.

Results of Operations

    The Company has not commenced any operations and does not intend to do so until after the consummation of this Offering.

Liquidity and Capital Resources



    At December 31, 1997, the Company's assets were $34,089, consisting of cash of $3,962, accrued interest receivable of $2,420 and a receivable from affiliated entities of $6,957 and deferred offering costs of $20,750. During October 1994, available cash had been reduced by $20,750 representing advances made to an affiliate. See "CERTAIN TRANSACTIONS." From November 22, 1993 through September 30, 1994, the Company issued and sold to six individuals, 450,000 Shares of its Common Stock (adjusted for the one for two reverse stock split effectuated on September 18, 1997) for an aggregate purchase price of approximately $50,000. On March 6, 1998, the Company effectuated a two for one stock split which effectively reversed the effect of the September 18, 1997 one for two reverse stock split and increased the number of shares of its Common Stock issued and outstanding to 900,000.



    The Company's liquidity and capital resources will be enhanced upon the completion of this Offering; however, 90% of the Offering Proceeds will be held in the Escrow Account in accordance with Rule 419. See "THE OFFERING."



    After the remaining expenses of this Offering have been paid, which are estimated to be approximately $23,000, and 10% of the Offering Proceeds have been received by the Company, the Company will have only approximately $11,000 of available working capital with which to pay operating costs and expenses. See "USE OF PROCEEDS." Management expects that its costs of operation, including the preparation of periodic reports filed under the Exchange Act, as well as administrative expenses and the costs associated with the identification and selection of a Business Combination, may exceed $25,000. The extent of these costs will depend upon the amount of time that elapses prior to completion of a Business Combination, the complexity of Business Combinations reviewed for completion and the number of business opportunities reviewed by management.



    Management intends to secure financing sufficient to satisfy its costs of operations either through: (i) the sale of additional securities in one or more private placement transactions; (ii) short term loans provided by directors, officers or principal stockholders; or (iii) debt financing provided by third parties. As of the date hereof, management has secured no commitments to provide such financing. There can be no assurances that the Company will be able to acquire such financing on terms advantageous to the Company or at all.

                                  PROPOSED BUSINESS

    This Offering constitutes a Blank Check Offering in which: (1) the funds to be raised are not allocated with respect to any specific or predetermined source of investment; (2) the Company has no specific plans for operation and has no assets other than approximately $30,000; and (3) investors will entrust their funds to management on whose judgment they must depend. As of the date hereof, the Company has engaged in no business and has no operating history. The Company will not commence business activities until after the Offering. The Company has no employees and does not expect to have any until after the consummation of a Business Combination. Until such time, the Company intends to rely on the services of its officers, directors and other professionals retained from time to time for particular projects.


    In general, upon the completion of this Offering, the Company intends to seek Business Combinations which, in the opinion of management, will be in the best interests of the Company and its stockholders. Such Business Combinations may be in the form of the acquisition of an existing business and/or the acquisition of assets to establish a business for the Company.
The Company may acquire, be acquired, merge into, be merged with (as an acquiring company or a target company), invest in or participate in any Business Combination with corporations, partnerships, trusts, individuals or other entities. The Company may also acquire assets or securities of another business in the form of a reverse acquisition.


    In a reverse acquisition, the Company may acquire assets or stock of another company, however, in doing so, would issue more than 50% percent of its Common Stock. While the Company would be the surviving entity in such a transaction, it would in effect be the "acquired" company rather than the "acquiring" company. As a result, the stockholders or principals of such other entity would control a majority of the Common Stock of the Company. There can be no assurance that the Company will consummate any Business Combination. Many companies with active management and considerably more resources available to them may bid to acquire or participate in the same Business Combinations being sought by the Company. In addition, any business acquired by the Company may have experienced financial or operational difficulties, or may be subject to significant competition. See "RISK FACTORS--Competition."

    In some instances, a Business Combination may involve the acquisition of or merger or other transaction with a privately held corporation that does not need substantial additional funds, but that desires to establish a public trading market for its stock while avoiding the perceived adverse consequences of undertaking its own public offering. Such a transaction would avoid the time delays involved in a public offering; potentially enable the corporation to retain a larger share of voting control of the publicly held company; reduce the cost factors incurred in undertaking a public offering; and avoid any dilution requirements set forth under the blue sky laws of various states. Prospective purchasers of Units in the Company may invest on terms that eventually may prove to be less favorable than the terms available from a company with a specified business purpose that was undertaking its own public offering.

    The Bylaws of the Company do not permit the Company, using the proceeds of this Offering, to acquire a business (either through the purchase of stock, merger, the purchase of assets or otherwise), directly or indirectly, from the Company's promoters, management or their affiliates or associates. This provision of the Bylaws may be amended only by the affirmative vote of both (i) the holders of a majority of all outstanding shares of the Company and (ii) the holders of a majority of all outstanding shares of the Company that are not owned by promoters, directors or officers of the Company.

    The Company does not intend to restrict its search for Business Combinations to any particular industry or any particular geographic area, and may therefore engage in essentially any business, to the extent of its limited resources. The Company may investigate businesses offering a wide variety of products or services, including but not limited to finance, technology, manufacturing, service, research and development, communications insurance and transportation.

    The analysis of potential Business Combinations will be undertaken by or under the supervision of management, which will rely on its own business judgment in formulating decisions as to the types of businesses that the Company may acquire or in which the Company may participate. In addition, the Company's management may seek to obtain outside independent professionals to assist in assessing the merits and risks of any proposed Business Combination. Management has not yet established any criteria that it will use to hire independent consultants regarding their experience, the services to be provided, the term of service or compensation.

    In analyzing a prospective Business Combination, the Company will consider, among others, such factors as available technical, financial and managerial resources; principal products or services and their markets; distribution methods of products or services; sources and availability of raw materials and suppliers; dependence upon customers; need for governmental approval of products or services; effect of existing or probable governmental regulation on the business; costs and effects or compliance with applicable environmental laws; working capital and other financial requirements; history of operations, if any, and future prospects; the nature of present and expected competition; the quality and experience of management that may be available; the potential for further research, development or exploration; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of such business' products, services and trade or service marks; and its name identification. Although the Company intends to consider all factors that management deems relevant to the particular business and industry, there can be no assurances that management has or will have any experience or expertise in the business being considered.

    As part of the Company's investigation of a business, management expects that it will meet personally with such business' management and personnel, visit and inspect such business' facilities, obtain independent analyses or verification of certain information provided, check references of such business' management and key personnel, and conduct other reasonable due diligence, to the extent of the Company's limited resources and management's technical expertise, if any. Generally, management intends to analyze all available information and make a determination based upon all available facts, without reliance upon any single factor.


    The Company does not have any plans to advertise or promote the Company. It is anticipated that potential Business Combinations may be made known to the Company by various sources, including its officers and directors, principal stockholders, professional advisers, venture capitalists, securities broker dealers, members of the financial community and others who present unsolicited proposals. There can be no assurances, however, that any such Business Combinations will come to the attention of the Company. Furthermore, because the Company, its directors, officers and principal stockholders are involved in other businesses, they do not intend to devote more than a minimal amount of time to the business affairs of the Company. Conflicts of interest may exist with respect to the selection of or participation in Business Combinations. See "RISK FACTORS --
Conflicts of Interest."


    The Company does not intend to operate as an investment company and subject itself to regulation under the Investment Company Act of 1940. Accordingly, the Company will not, among other things, engage in the business of investing, reinvesting, owning, holding or trading in securities or own or acquire investment securities (defined in the Investment Company Act as all securities other than government securities, securities issued by employees, securities companies, and securities issued by majority-owned subsidiaries of the owner which are not investment companies) having value exceeding 40% of the value of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

Properties of the Company



    The Company maintains its executive office, on an interim basis and at no cost to the Company, at the offices of the Chairman of the Board of Directors at Two Penn Center, Suite 605, Philadelphia, PA 19102. The Company does not intend to incur any rental obligations until after the consummation of a Business Combination.

                                      MANAGEMENT

Directors and Executive Officers

    The directors and executive officers of the Company and their ages and business backgrounds are as follows:

    Name and Address         Age       Position(s) Held

    Leonard Linsker          30        Chairman, Chief Executive
                                       Officer

    David Alperin            31        Treasurer, Secretary, ^ Director

    Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

    The following is a brief summary of the business experience of the Company's Directors and Executive Officers during the past five years:

    Leonard Linsker has been the Company's Chairman and Chief Executive Officer since its inception. Mr. Linsker is the Chief Executive Officer of American Maple Leaf Financial Corporation, a Philadelphia, Pennsylvania-based investment banking firm where he specializes in corporate finance and analysis for development stage companies. Mr. Linsker is an officer and/or director of several closely held corporations, including IHN, Inc. which serves as an investment vehicle for Mr. Linsker's personal investments in development stage and growth companies.

    David Alperin has been the Company's Treasurer, Secretary and a director since its inception. Mr. Alperin is an associate at American Maple Leaf Financial Corporation where he specializes in the analysis of development stage companies and determines their suitability for the public equity markets. He is also the President of Enertia Sport, an upscale retail clothing store serving the greater Philadelphia market, and Enertia Printing, a commercial screen printing company. Mr. Alperin also has an interest in various private companies, including Alperin, Inc., a domestic apparel manufacturer and contractor.

    The Company has not retained any promoters or consultants and intends to rely on the services of Messrs. Linsker and Alperin, neither of whom is acting as a nominee or agent for any other person or entity.

    The Company has been advised by Messrs. Linsker and Alperin that neither of them intends to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that makes a market in the Company's securities.

Compensation Policies

    The Company has not paid or accrued any directors' fees or officers' salaries. The Company will reimburse its officers and directors for out-of-pocket expenses and travel expenses if travel is necessary in order to evaluate a Business Combination. Pursuant to oral understandings, the Company does not intend to provide cash compensation to any of its directors or officers for services provided in connection with the operation of the Company. Bonuses in the form of finders', consulting or investment banking fees may be paid in connection with the identification and completion of a Business Combination. These bonuses may be paid in cash or shares of the Company's securities, in amounts that may vary based upon the size and complexity of the Business Combination and would, in the discretion of management, be viewed as reasonable if paid to unrelated third parties. The Company has the discretion to pay these fees, if any, from revenues or other funds of an acquisition or merger candidate, or by the issuance of debt or equity securities of such an entity.

Conflicts of Interest

    Each director and officer has other business interests to which he devotes his primary attention. Accordingly, it is unlikely that any of such officers or directors will spend more than 10% of their working hours in connection with the business affairs of the Company. In addition, certain of the directors and/or officers, as well as principal stockholders of the Company, upon whose collective efforts the Company is relying in order to identify potential Business Combinations, may hold similar positions in other companies that are also seeking to engage in Business Combinations, or in other companies, in general. Therefore, should a Business Combination come to the attention of any such individuals, there can be no assurance that such Business Combination would be directed to the Company. See "RISK FACTORS--Conflicts of Interest."

    Additional conflicts of interest may be present to the extent that the Company elects to provide ' compensation to a director, officer or principal stockholder in connection with his efforts in identifying and completing a Business Combination. Any such payments, however, will only be made in amounts that would be viewed as reasonable by management if paid to unrelated third parties. In general, should any conflicts of interest arise, the Company's management will attempt to resolve such conflicts in a manner that it believes is in the best interests of the Company.

Promotion of other Blank Check Companies

    Neither the Company nor its directors or officers have any current intention to promote other entities engaged in a Blank Check Offering.

                              CERTAIN TRANSACTIONS



    During October 1994, the Company advanced the sum of $10,619.10 to American Maple Leaf Financial Corporation ("AML"). AML is a Philadelphia, Pennsylvania-based investment banking firm that specializes in corporate finance and analysis of development stage companies. A majority of the outstanding stock of AML is owned by the directors and certain of the principal stockholders of the Company. The advance provides for interest at the rate of 9% per annum. At December 31, 1997, the amount outstanding was $6,957 plus accrued interest of $2,420.00.

                              PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this Prospectus, the record and beneficial ownership, before and after the Offering, of each officer and director and all officers and directors as a group and of each holder of five percent or more of the outstanding shares of the Common Stock of the Company.

                                                      Percentage of Outstanding Shares:
                           Shares Owned
                           Beneficially and of
                           Record (1)               Before Offering     After Offering(2)

Andrew Panzo
2138 Lombard Street
Unit 4B
Philadelphia, PA 19146        526,500                  58.5%               55.4%



Leonard Linsker(3)(4)
541 College Avenue
Haverford, PA 19041           294,750                  32.7%               31.0%



David Alperin(3)
2301 Cherry Street
Unit 5C
Philadelphia, PA 19103         45,000                   5.0%               4.7%



Officers and directors
as a group (two persons)       339,750                 37.7%              35.8%

___________________________________

(1) Determined in accordance with the Rule 13-d of the Securities Exchange Act. Except as otherwise indicated, shares are owned of record and beneficially. Share amounts have been adjusted for the one for two reverse stock split effectuated on September 18, 1997 and the two for one stock split effectuated on March 6, 1998.


(2) Assumes no exercise of the Warrants.

(3) These individuals are the officers and directors of the Company, and may be deemed "parents" of the Company and/or "promoters", as those terms are defined under the Rules and Regulations promulgated under the Securities Act.



(4) Shares are owned of record by IHN Partners, a general partnership owned by Leonard and Lauren Linsker as tenants by the entireties and IHN, Inc., a company controlled by Leonard and Lauren Linsker. Lauren Linsker is the wife of Leonard Linsker.



                              DESCRIPTION OF SECURITIES

Units


    The Units offered hereby consist of one share of Common Stock and five Warrants. Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $5.00 at any time on or before the first anniversary of the date of this Prospectus. The Warrants are immediately detachable and transferable separately (subject to the limitations imposed by Rule 419).

                                     Common Stock


    The Company is authorized to issue 10,000,000 shares of Common Stock. Immediately prior to the completion of this Offering there will be 900,000 shares of Common Stock issued and outstanding. Following the completion of this Offering there will be 950,000 shares of Common
Stock issued and outstanding and 250,000 Shares reserved for issuance upon the exercise of the Warrants.

    The holders of Common Stock have one vote per share for the election of directors and on all other matters on which stockholders are entitled to vote under Delaware law. Cumulative voting is not permitted. Thus, holders of a majority of the shares present and voting for the election of directors can elect all of the directors. Upon completion of this Offering, the current stockholders of the Company will own 95% of the outstanding Common Stock (without giving effect to the exercise of the Warrants), and will be in a position to elect all of the directors or, subject to the restrictions of Rule 419, approve the effectuation of a Business Combination without the concurrence of minority stockholders. See "RISK FACTORS--Operating
Control of Company to Remain with Present Stockholders".


    Holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of the Company legally available for the payment of dividends. The Company has never paid any dividends, and does not anticipate paying any in the foreseeable future. Earnings, if any, will be used to finance the Company's operations. See "RISK FACTORS--Dividends" and "DIVIDEND POLICY".
Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to holders of the Common Stock. Stockholders of the Company do not have any preemptive rights to subscribe for or purchase any stock, obligations, warrants or other securities of the Company. The Company will distribute to stockholders annual reports containing audited financial statements, commencing with the fiscal year ending September 30, 1998.

Preferred Stock

    The Company is authorized to issue 2,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock") , which may be issued in one or more series. No shares of Preferred Stock have been issued. The dividends, liquidation preferences, voting rights and other rights and preferences of each series of the Preferred stock may be established from time to time by the Board of Directors.

    The Board of Directors of the Company is authorized to issue the Preferred Stock, from time to time, in one or more series without obtaining stockholder consent. The Preferred Stock, when and if issued, will be entitled to a liquidation preference over the Common Stock. The dividends, liquidation preferences, voting rights and other rights of each series of Preferred Stock will be designated by the Board of Directors prior to the issuance of each such series, and such designations may have a dilutive or prejudicial effect upon the rights of the holders of the outstanding Common Stock.

    The Company has no present intention or plan to issue shares of Preferred Stock or to establish their terms and conditions. The Company may, however, issue these shares in connection with an acquisition or Business Combination in which the issuance of such shares is deemed appropriate, in the sole discretion of the Board of Directors. The ability of the Board of Directors to designate the various rights, preferences, limitations and restrictions of any such Preferred Stock enables the Board to adopt provisions, if it so elects, which may make it more difficult to secure operating control of the Company or purchase a high percentage of the Company's stock without cooperation of current management. Such provisions may have an anti-takeover effect and discourage tender offers or other open market acquisitions of the Company's stock, which often are made at prices above the prevailing market price of the Company's stock. In addition, the issuance of any such Preferred Stock may adversely effect the rights of the holders of Common Stock of the Company.

Warrants

    The Warrants are immediately detachable but, pursuant to Rule 419, may not be sold or otherwise transferred until released from the Escrow Account. Each Warrant entitles the holder thereof to purchase, at any time until the Termination Date, one share of Common Stock at an Exercise Price of $5.00 per share. The Warrants may be redeemed by the Company, at its option, at any time at a price of $.001 per Warrant upon 30 days' prior written notice to the holders thereof. Any Warrant not exercised by the Warrant Expiration Date will be terminated.

    The Warrants may be exercised by completing filling out and signing the appropriate form attached to the Warrant and mailing or delivering the Warrant to the Warrant Agent (as hereinafter defined) in time to reach the Warrant Agent by the Termination Date, accompanied by payment of the full Warrant Price thereof. Payment of the Warrant Price must be made in United States currency (by check, cash or bank draft) payable to the order of the Company.



   The Company intends to enter into a Warrant Agreement with Stock Trans, Inc. who will serve as the Warrant Agent hereunder. Copies of the form of Warrant Agreement are available for inspection upon request. As long as any of the Warrants remain outstanding, the number of shares of Common Stock issuable upon the exercise of the Warrants will be proportionately adjusted in the event of stock splits, reverse splits or reclassifications.



    The Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants and such shares, when issued, will be fully paid and non-assessable. The shares so reserved are included in the Registration Statement of which this Prospectus is a part, and the Company will utilize its best efforts to maintain the effectiveness thereof, by filing any necessary post effective amendments or supplements to the Registration Statement, throughout the term of the Warrants with respect to the Warrants and the shares of Common Stock issuable upon exercise thereof. There can be no assurance, however, that the Company will be able to maintain such effectiveness.

    The holders of the Warrants are not entitled to vote, to receive dividends or to exercise any of the rights of the holders of shares of Common Stock for any purpose until such Warrants have been duly exercised and payment of the purchase price has been made. There is no market for the Warrants and there is no assurance that any such market will ever develop.

Transfer Agent and Warrant Agent - Annual Report

    The Transfer Agent and Warrant Agent for the Company is StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, PA 19003.

    Each year the Company will prepare and distribute to stockholders an annual report that describes the nature and scope of the Company's business and operations for the prior year and contains a copy of the Company's audited financial statements for its most recent fiscal year. The Company's fiscal year ends on September 30.

                                 PLAN OF DISTRIBUTION

    The Units are being offered by the Company on a "all or none" basis. The Units are offered subject to prior sale, allotment and withdrawal, cancellation or modification of the offer without notice and subject to the approval of legal matters by counsel, and to certain further conditions. The Company reserves the right, at its sole discretion, to reject any orders for the purchase of the Units in whole or in part. The officers, directors and principal stockholders of the Company reserve the right to purchase up to ten percent (10%) of the units offered hereby, or up to 5,000 Units, and may purchase such Units in order to close the Offering.

Determination of Offering Price

    The Offering Price of the Units and the exercise prices of the Warrants have been arbitrarily determined by the Company. These prices may bear no relation to the Company's assets, book value or any other customary investment criteria. Among the factors considered by the Company in determining these prices were the blank check nature of this Offering, the absence of any operating history of the Company, the financial condition of the Company, the Company's management, estimates of the Company's business potential and the general condition of the securities market.

Terms of the Offering

    Subject to applicable federal and state securities laws, the Units will be offered and sold by the Company's officers and directors, Messrs. Linsker and Alperin, neither of whom will receive any underwriting discounts, commissions or other compensation from the Company in connection with the Offering. No broker/dealer has been retained or is under any obligation to purchase any Units. The Company has made no arrangements with any broker/dealers, and in view of the absence of any sales commission payable, among other reasons, it is unlikely that broker/dealers will participate in the sale of any Units.

    Units will be sold only for cash in the amount of $2.00 per Unit.
Persons who desire to purchase Units should complete, date and sign the Subscription Agreement provided with this Prospectus, and mail the form to the Company at its address indicated on the Subscription Agreement. Units will be sold on a first subscribed, first sold basis. Payments should be made by check, bank draft, or postal or express money order payable in United States dollars, to "Schuylkill Enterprises, Inc. - Escrow Account". The minimum subscription hereunder is 100 Units.


    The subscription payments will be transmitted by the Company, no later than 12:00 P.M. of the next business day following receipt thereof, to an escrow account maintained by Jefferson Bank. Jefferson Bank is only acting as Escrow Agent in connection with this Offering, has made no investigation of the Company or this Offering and does not make any recommendation with respect thereto. Unless the Units offered hereby are sold before the expiration of the Offering Period, all proceeds will be promptly returned to the subscribers without deduction for commissions or expenses but will include such interest as has been earned from the date the Escrow Agent received the proceeds, to the extent thereof. DURING THE ESCROW PERIOD, SUBSCRIBERS WILL NOT HAVE THE RIGHT TO ANY RETURN OF SUBSCRIPTIONS.


                                 LEGAL OPINIONS

    The legality of the securities offered hereby is being passed upon by Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

                         CERTAIN PROVISIONS OF THE COMPANY'S
                       CERTIFICATE OF INCORPORATION AND BYLAWS

Limitations on Director Liability

    As permitted by the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation provides that no directors of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) any beach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or an knowing violation of law, (iii) the unlawful payment of dividends or purchase or redemption of stocks under Section 174 of the DGCL, and (iv) any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers

    Under the Company's By-laws, the Company is required to indemnify each of its directors and officers against expenses (including reasonable costs, disbursements and counsel fees) incurred in connection with any proceeding involving such person by reason of such person having been an officer or director to the extent he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by a Board of Directors.

    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                       EXPERTS

    The financial statements of the Company included in this Prospectus have been examined by Cogen Sklar LLP, independent certified public accountants, 150 Monument Avenue, Bala Cynwyd, PA 19004, and have been so included in reliance upon the opinion of such accountants given upon their authority as experts in auditing and accounting.

                                ADDITIONAL INFORMATION


    The Company has filed with the Commission a Registration Statement on Form SB-2 with respect to the securities being offered hereby. This Prospectus does not contain all the information contained in such Registration Statement and the exhibits thereto. The Registration Statement, including exhibits thereto, may be inspected without charge and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, D.C. at 450 Fifth Street N.W., Washington. DC. 20549, upon payment of the Commission charge for copying. This information can also be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's website (http:www.sec.gov). For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto.

                             SCHUYLKILL ENTERPRISES, INC.
                            (A Development Stage Company)




                                       CONTENTS






                                                                    PAGE


INDEPENDENT AUDITORS' REPORT....................................     F-2


BALANCE SHEETS AS OF SEPTEMBER 30, 1996
   AND 1997.....................................................     F-3


STATEMENTS OF OPERATIONS FOR THE YEARS
   ENDED SEPTEMBER 30, 1996 AND 1997; AND
   FROM NOVEMBER 22, 1993 (INCEPTION DATE)
   TO SEPTEMBER 30, 1997........................................     F-4


STATEMENT OF SHAREHOLDERS' EQUITY FROM
   NOVEMBER 22, 1993 (INCEPTION DATE)
   TO SEPTEMBER 30, 1997........................................     F-5


STATEMENTS OF CASH FLOWS FOR THE YEARS
   ENDED SEPTEMBER 30, 1996 and 1997; AND
   FROM NOVEMBER 22, 1993 (INCEPTION DATE)
   TO SEPTEMBER 30, 1997........................................     F-6


NOTES TO FINANCIAL STATEMENTS...................................     F-7


BALANCE SHEETS AS OF SEPTEMBER 30, 1997
   AND DECEMBER 31, 1997 (UNAUDITED)............................     F-9


STATEMENTS OF OPERATIONS FOR THE THREE
   MONTHS ENDED DECEMBER 31, 1996 AND 1997;
   AND FROM NOVEMBER 22, 1993 (INCEPTION
   DATE) TO DECEMBER 31, 1997 (UNAUDITED).......................    F-10


STATEMENT OF SHAREHOLDERS' EQUITY FROM
  NOVEMBER 22, 1993 (INCEPTION DATE) TO
  DECEMBER 31, 1997 (UNAUDITED).................................    F-11


STATEMENTS OF CASH FLOWS FOR THE THREE
  MONTHS ENDED DECEMBER 31, 1996 AND 1997;
  AND FROM NOVEMBER 22, 1993 (INCEPTION
  DATE) TO DECEMBER 31, 1997 (UNAUDITED)........................    F-12


NOTES TO FINANCIAL STATEMENTS (UNAUDITED).......................    F-13

                             INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors
Schuylkill Enterprises, Inc.
Bala Cynwyd, Pennsylvania

We have audited the accompanying balance sheets of Schuylkill Enterprises, Inc. (a development stage company) as of September 30, 1996 and 1997 and the related statements of operations and cash flows for the years ended September 30, 1996 and 1997 and the period from November 22, 1993 (inception date) to September 30, 1997 and statement of shareholders' equity for the period from November 22, 1993 (inception date) to September 30, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Schuylkill Enterprises, Inc. as of September 30, 1996 and 1997, and the results of its operations and cash flows for the years ended September 30, 1996 and 1997, and the period from November 22, 1993 (inception date) to September 30, 1997 in conformity with generally accepted accounting principles.





                                   COGEN SKLAR LLP





December 30, 1997

                        SCHUYLKILL ENTERPRISES, INC.
                       (A Development Stage Company)
                              BALANCE SHEETS

                                                  September 30, 1996       September 30, 1997
                                                  ------------------       ------------------
             ASSETS

CURRENT ASSETS
  Cash                                                $  7,588                 $  4,017
  Accured interest receivable                            1,825                    2,263
  Receivable from affiliated company                     6,957                    6,957
  Deferred offering costs                                    -                   20,750
                                                      --------                 --------

TOTAL ASSETS                                          $ 16,370                 $ 33,987
                                                      --------                 --------
                                                      --------                 --------

             LIABILITIES

CURRENT LIABILITIES
  Accrued expenses                                    $    700                 $ 19,705
                                                      --------                 --------

     SHAREHOLDERS' EQUITY

PREFERRED STOCK - $.001 par value, authorized;
  2,000,000 shares, none issued                              -                        -

COMMON STOCK - $.001 par value, authorized
  10,000,000 shares, issued and outstanding
  450,000 shares                                           450                      450

ADDITIONAL PAID-IN CAPITAL                              49,500                   49,550

DEFICIT ACCUMULATED DURING THE
  DEVELOPMENT STAGE                                    (34,330)                 (35,718)
                                                      --------                 --------

TOTAL SHAREHOLDERS' EQUITY                              15,670                   14,282
                                                      --------                 --------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                              $ 16,370                 $ 33,987
                                                      --------                 --------
                                                      --------                 --------

     The accompanying notes are an integral part of these financial statements.

                              SCHUYLKILL ENTERPRISES, INC.
                              (A Development Stage Company)
                                STATEMENTS OF OPERATIONS



                                        Year Ended                  November 22, 1993
                        --------------------------------------     (Inception Date) to
                        September 30, 1996  September 30, 1997      September 30, 1997
                        ------------------  ------------------      ------------------

INTEREST INCOME            $    900            $    626                  $  2,451
                        ------------------  ------------------      ------------------

COST AND EXPENSES
  Aborted offering costs         --                  --                    26,487
  Legal fees                     --                  --                     6,000
  Accounting fees                --                 900                     1,533
  Franchise tax                 700               1,114                     3,962
  Other                          --                  --                       187
                        ------------------  ------------------      ------------------
                                700               2,014                    38,169
                        ------------------  ------------------      ------------------

NET INCOME (LOSS)          $    200            $ (1,388)                 $(35,718)
                        ------------------  ------------------      ------------------
                        ------------------  ------------------      ------------------

INCOME (LOSS) PER
  SHARE                    $     --            $     --
                        ------------------  ------------------
                        ------------------  ------------------

WEIGHTED AVERAGE
  NUMBER OF SHARES          450,000             450,000
                        ------------------  ------------------
                        ------------------  ------------------



   The accompanying notes are an integral part to these financial statements.

                             SCHUYLKILL ENTERPRISES, INC.
                            (A Development Stage Company)
                          STATEMENT OF SHAREHOLDERS' EQUITY
                   NOVEMBER 22, 1993 (INCEPTION DATE) TO SEPTEMBER 30, 1997





                                                                             Deficit
                                                                           Accumulated
                                                            Additional      During the        Total
                                                  Common     Paid-In       Development    Shareholders'
                                                  Stock      Capital          Stage          Equity
                                                  ------    -----------    -----------    -------------
Issuance of 900,000 shares of common stock        $ 900      $ 49,100        $   -          $50,000

One for two reverse stock split                    (450)          450            -             -

Net loss from inception to September 30, 1994        -            -            (160)           (160)
                                                  ------    -----------    -----------    -------------

Balance, September 30, 1994                         450        49,550          (160)         49,840

Net loss for the year ended September 30, 1995       -            -         (34,370)        (34,370)
                                                  ------    -----------    -----------    -------------

Balance, September 30, 1995                         450        49,550       (34,530)         15,470

Net income for the year ended September 30, 1996     -            -             200             200
                                                  ------    -----------    -----------    -------------

Balance, September 30, 1996                         450        49,550       (34,330)         15,670

Net loss for the year ended September 30, 1997       -            -          (1,388)         (1,388)
                                                  ------    -----------    -----------    -------------

Balance, September 30, 1997                       $ 450      $ 49,550     $ (35,718)       $ 14,282
                                                  ------    -----------    -----------    -------------
                                                  ------    -----------    -----------    -------------










      The accompanying notes are an integral part of these financial statements.

                            SCHUYLKILL ENTERPRISES, INC.
                            (A Development Stage Company)
                               STATEMENTS OF CASH FLOWS








                                                           Year Ended                    November 22, 1993
                                             --------------------------------------      (Inception Date) to
                                             September 30, 1996  September 30, 1997      September 30, 1997
                                             ------------------  ------------------      --------------------
CASH FLOWS FROM OPERATING
   ACTIVITIES
     Net income (loss)                             $    200            $  (1,388)             $ (35,718)
     Adjustments to reconcile net income
        (loss) to net cash provided by
        (used in) operating activities
     Increase in accrued interest                      (900)                (438)                (2,263)
     Increase (decrease) in accrued
        expenses                                     (1,800)              19,005                 19,705
                                             ------------------  ------------------      --------------------

     Net cash provided by (used in)
        operating activities                         (2,500)              17,179                (18,276)
                                             ------------------  ------------------      --------------------


CASH FLOWS FROM FINANCING
   ACTIVITIES
     (Advance) repayment of receivable
        from affiliated companies                     5,662                    -                 (6,957)
     Proceeds from issuance of common
        stock                                             -                    -                 50,000
     Deferred offering costs                              -              (20,750)               (20,750)
                                             ------------------  ------------------      --------------------

     Net cash provided by (used in)
        financing activities                          5,662              (20,750)                22,293
                                             ------------------  ------------------      --------------------


NET INCREASE (DECREASE) IN CASH                       3,162               (3,571)                 4,017



CASH - BEGINNING OF PERIOD                            4,426                7,588                      -
                                             ------------------  ------------------      --------------------


CASH - END OF PERIOD                               $  7,588            $   4,017              $   4,017
                                             ------------------  ------------------      --------------------
                                             ------------------  ------------------      --------------------







      The accompanying notes are an integral part of these financial statements.

                             SCHUYLKILL ENTERPRISES, INC.
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS
              NOVEMBER 22, 1993 (INCEPTION DATE) TO SEPTEMBER  30, 1997





NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The company was incorporated in Delaware on November 22, 1993. The company intends, upon completion of a public offering, to seek potential business combinations. Since planned principal operations have not commenced, the company is considered a development stage company, as defined in the Statement of Financial Accounting Standards No. 7 (SFAS 7).

Cash Equivalents
The company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments
Financial instruments consist of cash, accrued interest, receivables and accrued expenses. The carrying amount approximates fair value because of the short maturity of these instruments.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on management's knowledge and experience. Accordingly, actual results could differ from those estimates.

Deferred Offering Costs
Amounts paid or accrued for costs related to the anticipated public offering will be expensed and not recorded as a reduction of the proceeds, if the offering is not completed.

In early 1995, the company filed a registration statement under Form SB-2 with the Securities and Exchange Commission. The filing never became effective, therefore deferred offering costs of $26,487 were expensed during the year ended September 30, 1995.

Income Taxes
The company has adopted SFAS 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Income (Loss) Per Share
Income (loss) per share has been computed as if the common shares were outstanding from inception since their issuance was in contemplation of the initial public offering.

Recently Issued Accounting Pronouncements
During February 1997, the Financial Accounting Standard Board issued SFAS No. 128, "Earnings Per Share." This statement establishes standards for computing and presenting EPS, replacing the presentation of currently required primary EPS with a presentation of Basic EPS. For entities with complex capital structures, the statement requires the dual presentation of both Basic EPS and Diluted EPS on the face of the statement of operations. Under this new standard, Basic EPS is computed based on weighted average shares outstanding and excludes any potential dilution; Diluted EPS reflects potential dilution from the exercise of conversion of securities into common stock and is similar to the currently requirements fully diluted EPS, SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods, and earlier application is not permitted. Adoption of SFAS 128 is not expected to have a material effect on the company's loss per share.

                        SCHUYLKILL ENTERPRISES, INC.
                        (A Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS
           NOVEMBER 22, 1993 (INCEPTION DATE) TO SEPTEMBER 30, 1997


NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)
During June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and displaying of comprehensive income and its components. The reporting and display requirements of SFAS No. 130 are effective for fiscal years beginning after December 15, 1997. The company presently intends to comply with this statement for its year ended December 31, 1998.

During June 1997, the FASB issued SFAS No.131, "Disclosures About Segments of an Enterprise and Related Information". This statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and related disclosures about products and services, geographic areas and major customers. The reporting and disclosure requirements of SFAS No. 131 are effective for periods beginning after December 15, 1997. The company presently intends to comply with this statement for its year ended December 31, 1998.

NOTE 2-RECEIVABLE FROM AFFILIATES

During October 1994, the company advanced the sum of $10,619 to American Maple Leaf Financial Corporation ("AML"). AML is a Philadelphia, Pennsylvania based investment banking firm that specializes in corporate finance and analysis of development stage companies. A majority of the outstanding stock of AML is owned by the directors and certain of the principal stockholders of the company. The loan provides for repayment upon demand with an interest rate of 9%. In August 1996, AML repaid $3,662. Interest income of $900 and $626 has been accrued for the years ended September 1996 and 1997.

Also in October 1994, the company advanced the sum of $2,000 to LMI Acquisition Corporation ("LMI") related through common ownership and management, which was repaid in August 1996.


NOTE 3 - CAPITAL STOCK

During the period July through November 1994, the company issued 450,000 shares of common stock (after effect of one for two reverse stock split) for cash of $50,000.

The company has reserved 250,000 shares of common stock for issuance upon the exercise of warrants (Note 4).

The company originally had authorized but not issued 50,000,000 shares of a class of preferred stock, par value $.001 per share which may be issued in one or more series. The dividends, liquidation preferences and other rights and preferences of each series of the preferred stock may be established from time to time by the Board of Directors.

On January 21, 1997, the Board of Directors approved a decrease in the number of authorized shares from 150,000,000 to 12,000,000 shares consisting of 10,000,000 shares of common stock with a par value of $.001 per share and 2,000,000 shares of preferred stock with a par value of $.001 per share.

On September 18, 1997, the Board of Directors approved a two for one reverse stock split. All references to number of shares and per share amounts in the financial statements and notes have been adjusted to give retroactive effect to the stock split.


NOTE 4 - CONTEMPLATED PUBLIC OFFERING

The company has filed a registration statement on Form SB-2 offering for sale 50,000 units at $2.00 per unit which was declared effective by the Securities and Exchange Commission on October 17, 1997. Each unit consisting of one share of common stock and five Redeemable A Warrants. Each Redeemable A Warrant entitles the holder to purchase at any time until the first anniversary of the date of the Prospectus, one share of common stock at an exercise price of $5.00.

                         SCHUYLKILL ENTERPRISES, INC.
                         (A Development Stage Company)
                                BALANCE SHEETS





                                                               September 30, 1997          December 31, 1997
                                                               ------------------          ------------------
                                                                    (Audited)                 (Unaudited)

                           ASSETS

CURRENT ASSETS
  Cash ......................................................       $  4,017                    $  3.962
  Accrued interest receivable ...............................          2,263                       2,420
  Receivable from affiliated company ........................          6,957                       6,957
  Deferred offering costs ...................................         20,750                      20,750
                                                               ------------------          ------------------
TOTAL ASSETS ................................................       $ 33,987                    $ 34,089
                                                               ------------------          ------------------
                                                               ------------------          ------------------


                        LIABILITIES

CURRENT LIABILITIES
  Accrued expenses ..........................................       $ 19,705                    $ 19,650
                                                               ------------------          ------------------


                   SHAREHOLDERS' EQUITY

PREFERRED STOCK - $.001 par value, authorized;
 2,000,000 shares, none issued ..............................             --                          --

COMMON STOCK - $.001 par value, authorized
 10,000,000 shares, issued and outstanding
 450,000 shares .............................................            450                         450

ADDITIONAL PAID-IN CAPITAL ..................................         49,550                      49,550

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE ............        (37,718)                    (35,561)
                                                               ------------------          ------------------

TOTAL SHAREHOLDERS' EQUITY ..................................         14,282                      14,439
                                                               ------------------          ------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ..................       $ 33,987                    $ 34,089
                                                               ------------------          ------------------
                                                               ------------------          ------------------


  The accompanying notes are an integral part of these financial statements.

                      SCHUYLKILL ENTERPRISES, INC.
                      (A Development Stage Company)
                        STATEMENTS OF OPERATIONS
                               (UNAUDITED)


                                                           Three Months Ended
                                                              December 31,            November 22, 1993
                                                           -------------------       (Inception Date) to
                                                             1996       1997            December 31, 1997
                                                           --------   --------     --------------------
INTEREST INCOME.........................................   $    157   $    157            $  2,608

COSTS AND EXPENSES
  Aborted offering costs...............................          --        --               26,487
  Legal fees...........................................          --        --                6,000
  Accounting fees......................................          --        --                1,533
  Franchise tax........................................          --        --                3,962
  Other................................................          --        --                  187
                                                           --------   --------            ---------
                                                                 --        --               38,169
                                                           --------   --------            ---------

NET INCOME (LOSS)......................................    $    157   $    157            $(35,561)
                                                           --------   --------            ---------
                                                           --------   --------            ---------

INCOME (LOSS) PER SHARE................................    $     --   $     --
                                                           --------   --------
                                                           --------   --------

WEIGHTED AVERAGE NUMBER OF SHARES......................     450,000    450,000
                                                           --------   --------
                                                           --------   --------


  The accompanying notes are an integral part to these financial statements.

                         SCHUYLKILL ENTERPRISES, INC.
                        (A Development Stage Company)
                       STATEMENT OF SHAREHOLDERS' EQUITY
             NOVEMBER 22, 1993 (INCEPTION DATE) TO DECEMBER 31, 1997
                                   (UNAUDITED)




                                                                                      Deficit
                                                                                    Accumulated
                                                                       Additional    During the      Total
                                                           Common       Paid-In     Development    Shareholders'
                                                           Stock        Capital        Stage          Equity
                                                          ---------    ---------    -----------    --------------

Issuance of 900,000 shares of common stock...............    $  900      $49,100       $     -        $50,000

One for two reverse stock split..........................      (450)         450             -              -

Net loss from inception to September 30, 1994............         -            -          (160)          (160)
                                                          ---------    ---------    -----------      ---------
Balance, September 30, 1994..............................       450       49,550          (160)        49,840

Net loss for the year ended September 30, 1995...........         -            -       (34,370)       (34,370)

                                                          ---------    ---------    -----------      ---------
Balance, September 30, 1995..............................       450       49,550       (34,530)        15,470

Net income for the year ended September 30, 1996.........         -            -           200            200
                                                          ---------    ---------    -----------      ---------
Balance, September 30, 1996..............................       450       49,550       (34,330)        15,670

Net loss for the year ended September 30, 1997...........         -            -        (1,388)        (1,388)
                                                          ---------    ---------    -----------      ---------

Balance, September 30, 1997..............................       450       49,550       (35,718)        14,282

Net income for the three months ended
  December 31, 1997 (unaudited)..........................         -             -          157            157
                                                          ---------    ---------    -----------      ---------
Balance, December 31, 1997 (unaudited)...................      $450      $49,550      $(35,561)       $14,439
                                                          ---------    ---------    -----------      ---------
                                                          ---------    ---------    -----------      ---------


      The accompanying notes are an integral part of these financial statements.

                           SCHUYLKILL ENTERPRISES, INC.
                           (A Development Stage Company)
                             STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                              Three Months Ended       November 22, 1993
                                                                 December 31,         (Inception Date) to
                                                                1996      1997         December 31, 1997
                                                              --------  --------      -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)....................................       $  157    $  157             $(35,561)
   Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating activities
   Increase in accrued interest.........................         (157)     (157)              (2,420)
   Increase (decrease) in accrued expenses..............           --       (55)              19,650
                                                              --------  --------      -------------------

   Net cash provided by (used in) operating
     activities.........................................           --       (55)             (18,331)
                                                              --------  --------      -------------------


CASH FLOWS FROM FINANCING ACTIVITIES
   (Advance) repayment of receivable from affiliated
      companies.........................................           --        --               (6,957)
   Proceeds from issuance of common stock...............           --        --               50,000
   Deferred offering costs..............................           --        --              (20,750)
                                                              --------  --------      -------------------
   Net cash provided by (used in) financing
      activities........................................           --        --               22,293
                                                              --------  --------      -------------------


NET INCREASE (DECREASE) IN CASH.........................           --       (55)               3,962

CASH-BEGINNING OF PERIOD................................        7,588     4,017                   --
                                                              --------  --------      -------------------

CASH-END OF PERIOD......................................       $7,588    $3,962             $  3,962
                                                              --------  --------      -------------------
                                                              --------  --------      -------------------


  The accompanying notes are an integral part of these financial statements.

                           SCHUYLKILL ENTERPRISES, INC.
                           (A Development Stage Company
                          NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED)
                          DECEMBER 31, 1997 AND 1996


NOTE 1 - INTERIM PERIODS


    The unaudited information has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management reflects normal recurring adjustments necessary for a fair presentation of the information of the periods presented.




    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included herein for the year ended September 30, 1997.



    The results of operations for the three-month periods ended December 31, 1997 and 1996 are not necessarily indicative of operating results for the full year.

------------------------------------------------------------------------------
------------------------------------------------------------------------------
No dealer, salesperson or other person has been authorized in connection with this Offering to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.

                               TABLE OF CONTENTS

                                                                         Page
Prospectus Summary.....................................................     2
Risk Factors ..........................................................     6
Summary Financial Information..........................................    12
The Company ...........................................................    13
The Offering...........................................................    13
Dilution...............................................................    15
Dividend Policy........................................................    16
Use of Proceeds........................................................    16
Capitalization.........................................................    18
Management's Discussion and Analysis of
  Financial Condition and Results of Operations........................    19
Business of the Company................................................    20
Management.............................................................    22
Certain Transactions...................................................    23
Principal Stockholders.................................................    24
Description of Securities..............................................    24
Plan of Distribution...................................................    26
Legal Matters..........................................................    27
Certain Provisions of the Company's
 Certificate of Incorporation and Bylaws...............................    27
Experts................................................................    28
Additional Information.................................................    28
Financial Statements...................................................   F-1



The Company has not, prior to the date of this Prospectus been subject to the reporting requirements of the Securities Exchange Act of 1934. Upon the completion of the Offering covered by this Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                              --------------------

                                 ^ 50,000 Units



                                  Consisting of
                          One Share of Common Stock and
                             Five Redeemable Warrants



                              --------------------

                                   SCHUYLKILL
                                ENTERPRISES, INC.

                              --------------------
                                   PROSPECTUS
                              --------------------






                                                    , 1998


               Until 90 days from the date that funds and securities
                are released from the Rule 419 Account, all dealers
              effecting transactions in the registered securities are
                       required to deliver a Prospectus.



------------------------------------------------------------------------------
------------------------------------------------------------------------------

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

    The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, or is or was serving as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    The Company may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

    To the extent that a director or officer of the Company has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in the preceding two paragraphs, or in the defense of any claim, issue or matter therein, the Company is required to indemnify such person against expenses (including attorney's fees) actually and reasonably incurred in connection therewith.

    The indemnification described in the preceding paragraphs (unless ordered by a court) shall be provided by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper under the circumstances because he has met the applicable standard of conduct set forth in each section. Such determination will be made by (i) a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, to the extent that a director or officer has been successful on the merits or otherwise in defense of any such proceeding, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Expenses incurred in defending a civil or criminal proceeding may be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company.

    The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the foregoing indemnification provisions.

Item 25.  Other Expenses of Issuance and Distribution

    The estimated expenses to be incurred by the Company in connection with the issuance and distribution of the Units is as follows:

    SEC Registration Fee                         $   465.48
    Printing and Engraving                        10,000.00
    Accountants' Fees and Expenses                 6,000.00
    Blue Sky Filing Fees and Expense               2,500.00
    Legal Fees and Expenses                       28,000.00
    Transfer Agent's and Registrar's Fees          2,034.52
                                                ------------
     TOTAL                                       $49,000.00


Item 26.  Recent Sale of Unregistered Securities


    From July through November 19, 1994, following its formation, the Company issued a total of ^ 900,000 shares of Common Stock, $.001 par value (adjusted for a one for two reverse stock split effectuated on September 18, 1997 and a two for one stock split effectuated on March 6, 1998), to the following subscribers:

           Name                   Shares         Cash Consideration
           ----                   ------         ------------------
           Andrew Panzo           526,500             $28,080
           IHN Partners           294,750              15,520
           David Alperin           45,000               2,400
           Jere Dumanic            11,250               1,200
           Steve Levin             11,250                 600
           Steve Funk              11,250               2,200
                                  -------             -------
           TOTAL                  900,000             $50,000


    Such sales were made in reliance on Section 4 (2) of the Securities Act, and applicable state securities laws for transactions by an issuer not involving a public offering. No advertising or general solicitation was employed in offering the stock. Securities were offered to officers, directors and others who had access to information concerning the Company by virtue of their relationship with officers and directors of the Company. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

Item 27.  Exhibits

    The following Exhibits are filed as part of this Registration Statement:


    Exhibit No.
    -----------

    *3.1  Certificate of Incorporation
     3.1A Certificate of Amendment to Certificate of Incorporation *3.2 By-Laws of the Registrant
    *4.1  Copy of Specimen Stock Certificate
     4.2  Escrow Agreement
    *4.3  Form of Warrant Agreement
    *4.4  Form of Class A Warrant
    *5.1  Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers
          LLP
   *10    Form of Subscription Agreement
    24.1  Consent of Cogen Sklar LLP
   *24.2  Consent of Klehr, Harrison, Harvey, Branzburg & Ellers
          LLP
    27.1  Financial Data Schedule

-----------------------------
*  Previously filed.


Item 28.  Undertakings

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10 (a) (3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement, and (iii) include any additional or changed material information with respect to the plan of distribution.

    2. That for the purpose of determining any liability under the Securities Act, each post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

    Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

                                    SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, on the 12th day of March, 1998.


                                       SCHUYLKILL ENTERPRISES, INC.


                                       By:     /s/Leonard Linsker
                                          ___________________________________
                                          Leonard Linsker
                                          Chief Executive Officer
                                          [Principal Executive Officer]


    In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.



Signature                         Title                                   Date
---------                         -----                                   ----


/s/David Alperin
_____________________________     Director, Chief                     March 12, 1998
David Alperin                     Financial Officer
                                  [Principal Accounting Officer and
                                  Principal Financial Officer]

/s/Leonard Linsker
_____________________________     Chairman, Chief                     January 12, 1998
Leonard Linsker                   Executive Officer
                                  [Principal Executive Officer]

                        INDEX TO EXHIBITS


     Exhibit No.         Item                   Page
     -----------         ----                   ----

     3.1A           Certificate of Amendment
                    to Certificate of
                    Incorporation filed
                    January 21, 1997

     4.2            Escrow Agreement dated
                    February 27, 1998
                    between Registrant and
                    Jefferson Bank

     24.1           Consent of Cogen
                    Sklar LLP

     27.1           Financial Data
                    Schedule